Exhibit 10.9.1

CALL OPTION AGREEMENT FOR MINERAL RIGHT AND OTHER COVENANTS

By this private instrument, and in accordance with the Law, the Parties identified and described below, namely,

On the one hand, as Grantor,

JJBF LTDA., limited liability company with head office in the City of Poços de Caldas, State of Minas Gerais, at Estrada José Kentenich, s/n/, Zona Rural, ZIP Code 37719-000, enrolled with CNPJ under No. 20.684.296/0001-14, e-mail: , herein represented in compliance with its Articles of Association by its Director, Bruno Fagundes Flora, Brazilian citizen, single, control and automation engineer, Holder of Identity Card (RG) No. , enrolled with CPF under No. , resident and domiciled at , e-mail: , hereinafter referred to as “Grantor”;

and, on the other hand, as Grantee,

ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA., limited liability company with head office in the Capital of the State of São Paulo, at Rua Professor José Leite e Oiticica, No. 530, Sala 03, Vila Gertrudes, ZIP Code 04705-080, enrolled with CNPJ under No. 43.093.229/0001-20, e-mail: , herein represented in compliance with its Articles of Association by its Director, Mr. João Paulo Agapito da Veiga, Brazilian citizen, single, businessman, holder of Identity Card (RG) No. 12.762.584-6, issued by DETRAN-RJ, enrolled with CPF under No. 096.759.207-00, resident and domiciled at , with business address in the Capital of the State of São Paulo, at Rua Professor José Leite e Oiticica, No. 530, Vila Gertrudes, ZIP Code 04705-080, e-mail: , hereinafter referred to as “Grantee”;

also appearing as Consenting Intervening Parties,

BRUNO FAGUNDES FLORA, described above; and

GUSTAVO FAGUNDES FLORA, Brazilian citizen, married under full separation of property regime, doctor, holder of Identity Card (RG) No. , enrolled with CPF under No. , resident and domiciled at , e-mail: ;

whereas the Grantor is the sole and legitimate holder of the Mineral Right currently represented by the development concessions subject to the administrative proceeding registered with the National Mining Agency (the “ANM”) under No. 813.944/1971, with Development Concession Ordinance No. 8,053, dated as of 01.16.1979, and 313, dated as of 10.23.1997, for bauxite and clay ores, in an area of 298.89ha, located in the City of Poços de Caldas, MG (the “Mineral Right”), State of Minas Gerais, whose authorizations and main characteristics are included herein as Annex I;

whereas, in compliance with Article 22, I, of Decree-Law No. 227, dated as of 02.28.1967 (the “Mining Code”), combined with article 42 of Decree No. 9,406, dated as of 06.12.2018 (the “Regulation”) and other applicable laws and regulations, the exploration authorization permit, the development concession and the licensing may be subject to assignment or transfer, until the granting of the development concession, provided that the respective assignee meets the applicable constitutional, legal and regulatory requirements;

whereas the Grantee is evaluating the convenience and possibility of acquiring the Mineral Right and, in this context, is interested in becoming the holder of a call option for said Mineral Right;

whereas the Grantor, in turn, agrees to grant said call option to the Grantee, subject to the terms and conditions set forth below;

the Parties resolve to enter into this “Call Option Agreement for Mineral Right and Other Covenants” (the “Agreement”), which shall be governed by the clauses and conditions set forth below.

1.
CALL OPTION.
1.1.
Call Option. By this Agreement, the Grantor hereby irrevocably and irreversibly grants the Grantee a call option to all of the Mineral Rights, as described and characterized in Annex I. hereto (the “Call Option”).
1.1.1.
Scope. The Call Option covers, at any time, during its term, the Mineral Right, as well as all rights, whether patrimonial or otherwise, inherent to or arising from them, directly or indirectly, including any and all rights, guarantees, privileges, preferences, prerogatives, and actions guaranteed by law, in addition to all projects and studies carried out by the Grantee up to the Call Option Exercise Date, as defined in 3.1 below.
1.2.
Award. The Parties agree that this Call Option will be for a fee, establishing as a premium the amount of two hundred thousand reais (BRL 200,000.00) to be paid to the Grantor, on this date by wire transfer to the current account in its name indicated in Annex 1.2. (the “Award”), which amount will not be returned to the Grantee under any circumstances.
1.2.1.
Release. For all legal purposes and effects, the presentation of bank receipts proving the transfer of the Award to the bank account held by the Grantor, as specified in Annex 1.2. will imply that the Grantor grant the Grantee the fullest, general, irrevocable, and irreversible release regarding the receipt of the Award to which they are entitled under this Agreement, and that no further demands or disputes may be made on this matter at any time, in or out of court.
1.3.
Exclusivity. The Call Option is granted by the Grantor to the Grantee on an exclusive basis, provided that the Grantor may not, during the term of this Agreement, (i.) grant any other option involving all or part of the Mineral Right to third parties, or (ii.) in any other way dispose of or encumber, or promise to dispose of or encumber the Mineral Right, in any capacity, to third parties, in whole or in part; or (iii.) directly or indirectly enter into any other commitment or agreement involving the Mineral Right, or in any way related to it (the “Exclusivity”), under penalty of incurring a fine immediately set between the Parties at five million US dollars (US$ 5,000,000.00), as losses and damages.
1.3.1.
Exploration of the Mineral Right until the Exercise Date. Exclusivity does not apply to agreements entered into by the Grantor with third parties involving the exploration of clay or bauxite in the area where the Mineral Right is located. The Grantor hereby undertakes to notify said third parties regarding (a.) the existence of this Agreement; and (b.) the need to terminate said agreements immediately upon receipt of the Exercise Notice, as set forth in 3.1 below, unless otherwise mutually agreed upon among said third parties, the Grantor, and the Grantee. The Grantee declares that it has received copies of the agreements referred to in this item and undertakes to respect them during the Due Diligence process and not to hinder their compliance.
1.3.2.
Timber Exploration. The Grantee is aware of the existence of timber extraction agreements in the same area as the Mining Law and undertakes not to interfere in said activity, which will continue to be carried out even after the Grantee or the Authorized Assignees exercise the Call Option. Likewise, the Grantor hereby guarantees to the Grantee that the timber extraction activity may not interfere with the Grantee’s exploitation of the Mining Law. It is understood that, if one of the Parties demonstrably causes difficulties or harm to the other, it shall bear any losses, damages, and lost profits, as provided for in applicable law.
1.4.
Authorized Assignees. This Call Option may be assigned by the Grantee to any company directly or indirectly controlled by the Grantee, or any company subject to common control, directly or indirectly, with the Grantee, as well as to the partners of any of these or to companies of which the companies or individuals indicated in this item are partners (generically, the “Authorized Assignees”), provided that each and every provision of this Agreement shall apply in full to the Authorized Assignees. References in this Agreement to the Grantee shall be construed as extensive references to any of the Authorized Assignees. The assignment provided for in this item 1.4. will be submitted by the Grantee to the Grantor for approval at least ten (10) days in advance, and the Grantor may only oppose it if there is just cause and if there is no proof that the assignee has the capacity to comply with the terms of the Option.
2.
EXERCISE PRICE AND PAYMENT METHOD.
2.1.
Exercise Price. The total, clear and legal price to be paid by the Grantee to the Grantor, in consideration for the acquisition of the Mineral Right, in the event of exercise of the Call Option provided in this Agreement, will be the amount in BRL (Reais) equivalent to fifteen million US dollars (US$ 15,000,000.00), calculated based on the US$ (US dollar) purchase rate, as announced by the Central Bank of Brazil on the business day immediately prior to the respective payment date (the “Exercise Price”), to be disbursed as follows:
a.
the amount in R$ (Reais) equivalent to five million US dollars (US$ 5,000,000.00), calculated based on the US$ (US dollar) exchange rate for purchase, published by the Central Bank of Brazil on the business day immediately prior to the date of the respective payment, will be paid within a maximum period of fifteen (15) days from the date of sending the Exercise Notice, in accordance with the procedure set forth in 3.1 below (the “First Installment of the Exercise Price”);
b.
the amount in R$ (Reais) equivalent to five million US dollars (US$ 5,000,000.00), calculated based on the US$ (US dollar) exchange rate for purchase, published by the Central Bank of Brazil on the business day immediately prior to the date of the respective payment, will be paid within a maximum period of twelve (12) months after the maturity of the First Installment of the Exercise Price (the “Second Installment of the Exercise Price”); and
c.
the amount in R$ (Reais) equivalent to five million US dollars (US$ 5,000,000.00), calculated based on the US$ (US dollar) exchange rate for purchase, published by the Central Bank of Brazil on the business day immediately prior to the date of the respective payment, will be paid within a maximum period of twelve (12) months from the maturity of the Second Installment of the Exercise Price (the “Third Installment of the Exercise Price”).
2.1.1.
Adjustment and interest. No monetary adjustment or interest shall be applied to the Exercise Price timely paid during the term of this Agreement.
2.1.2.
Payment method. Payment of the Exercise Price must be made by the Grantee to the Grantor, in Brazilian currency, by means of TED or PIX to be made to the bank account held by the Grantor indicated in Annex 1.2., which is an integral part hereof, which may be changed, provided that the Grantor communicates the new payment data within five (5) days before the date of the respective payment, in the manner provided for in item 7.9., below.
2.1.3.
Release and Default. For all legal purposes and effects, the presentation of bank receipts proving the wire transfers of the Exercise Price to the bank account held by the Grantor, as indicated in Annex 1.2. will imply that the Grantor grant the Grantee the fullest, general, irrevocable, and irreversible release regarding the receipt of the Exercise Price, and that no further demands or disputes may be made on this matter at any time, in or out of court. In the event of late payment of any of the installments of the Purchase Price, (i.) the balance in BRL (Reais) due will be determined on the respective maturity date and, from said date onward, this balance (in BRL) will be monetarily corrected by IPCA “pro rata dies”, being subject to (i) a late payment penalty of ten percent (10%) of the outstanding debit; and (ii.) interest of one percent (1%) per month from the due date set forth in 2.1. above, without prejudice to the possibility of adopting applicable legal measures.
2.2.
Royalties. The Parties agree that, in addition to the payment of the Exercise Price provided for in 2.1. above, the Grantee, in the event of exercising the Call Option, undertakes to pay the landowners the share of the development results provided for in article 11, ‘b’, paragraphs 1 to 3, of Decree-Law No. 227, dated as of 02.28.1967, in compliance with other relevant rules.

2.3.
No change to the Exercise Price. The Parties declare that the Exercise Price was set by full and mutual agreement and hereby irrevocably and irreversibly express their full and unrestricted agreement regarding their value and payment method. Therefore, the Exercise Price is definitive, unchangeable and binding, and is thus not subject to any other changes and/or adjustments of any nature, for any reason and at any time.
3.
EXERCISE OF THE CALL OPTION.
3.1.
Exercise of the Call Option. The Call Option may be exercised at any time during the term of this Agreement, as set forth in 5.1. below. The Grantee must express its intention to exercise the Call Option by (i.) sending written notice to the Grantor, as set out in item 7.9 below, communicating such intention (the “Exercise Notice”); and (ii.) paying the First Installment of the Exercise Price, as set out in item 2.1 above, within a maximum period of fifteen (15) days after sending the Exercise Notice. The date of payment of the First Installment of the Exercise Price by the Grantee, under the strict terms provided in this item, provided it is preceded by the Exercise Notice, will be considered the Call Option exercise date (the “Exercise Date”) for all purposes of this Agreement and any legal transactions resulting from the exercise of the Call Option.
3.1.1.
Proof of receipt. Proof of receipt of the Call Option Exercise Notice by the Grantor is not a necessary condition for formalizing its exercise. Grantee may formalize the legal transactions resulting from such Call Option at any time after fulfilling the conditions set forth in 3.1., sub-item (i.) and (ii.) above, subject to the requirements and conditions established in this Agreement.
3.2.
Obligation to assign Mineral Right. Once the Call Option of the Mineral Right has been exercised and provided that the conditions set forth in 3.1. above are met, the Grantor will be irrevocably obligated to carry out the sale and consequent transfer of ownership of the Mineral Right to the Grantee, in accordance with the draft Mineral Right Assignment Agreement and Other Covenants that is included herein as Annex 3.2. and, likewise, the Grantee will be irrevocably obligated to acquire the Mineral Right, specifically indicated in its Exercise Notice. Whereas (i.) the Exercise Price will be divided into three (3) distinct installments and (ii.) only the First Installment of the Exercise Price will have been paid on the Exercise Date, (a.) the Mineral Right Assignment Agreement and Other Covenants must be signed together with the “Private Instrument of Fiduciary Sale of Mineral Right and Other Covenants”, the draft of which is included in Annex 3.1. of said document; and (b.) the Grantee will be prohibited from mining any minerals in the area of the Mineral Right, as well as voluntarily encumbering, disposing of, selling or in any way transferring such Mineral Right, in compliance with the terms set forth in items 3.2. and 3.3 of the Mineral Rights Assignment Agreement and Other Covenants, the draft of which is included herein as Annex 3.2., under penalty of incurring a fine immediately set between the Parties at two million and five hundred thousand US dollars (US$ 2,500,000.00), as a pre-fixed amount for losses and damages.
3.2.1.
Formalization of transfer of Mineral Right. Within a maximum period of five (5) business days from the Exercise Date, the Grantor and the Grantee shall promote the signature of the private instrument of the Mineral Right Assignment Agreement and Other Covenants, which is included herein as Annex 3.2., as well as the Instrument of Assignment of Mineral Right that is included herein as Annexes 3.2.1., and, within a maximum period of fifteen (15) days from such signature, shall promote its endorsement and registration of one of them with the

ANM, notary offices or any other applicable body, at the expense of the Grantee, and the Grantor undertake to present, within a maximum period of five (5) business days, any and all required documents and signatures.
3.2.2.
Power of Attorney. In the event that it is not possible for the Grantor to execute the Mineral Right Assignment Instrument in the term provided for in 3.2.1. above, and in order to enable the implementation of the Call Option and the formalization of the transfer of the Mineral Right to the Grantee, the Grantor hereby grants to the Grantee an irrevocable power of attorney in its own name, the draft of which form part of this document as its Annex 3.2.2., so that the latter may adopt, on behalf of the Grantor, any and all actions necessary to formalize the transfer of the Mineral Right to its ownership, including the execution of the Mineral Right Assignment Instrument, which forms part of this document as its Annex 3.2.1 and of public or private instruments, if applicable, including the transfer forms before the ANM.
3.3.
Additional Documents. The Parties undertake, in good faith and in the interest of ensuring compliance with the Call Option governed by this Agreement, to execute any and all documents and perform any and all acts necessary for the definitive transfer of the Mineral Right to the Grantee, as applicable.
3.4.
Changes to Mineral Right. Without prejudice to the obligations to provide information and documents provided for in Chapter 4 below, the Grantor hereby undertakes, in the event of any changes to the intrinsic characteristics of the Mineral Right, at any time and for any reason, to immediately notify the Grantee, as set forth in item 7.9 below, ensuring that the latter has, regardless of any request to that effect, all the information necessary to assess, at any time during the term of this Agreement, the advisability of exercising the Call Option.
4.
DUE DILIGENCE AND RESEARCH RIGHT.
4.1.
Feasibility Study. The Grantor hereby declares that it is aware that (i.) conducting a legal, technical, mineralogical, and environmental audit, including regulatory and operational analyses (the “Due Diligence”), is essential for the Grantee to have all the information necessary to assess, at any time during the term of this Agreement, the advisability of exercising the Call Option; and (ii.) the payment of the Award provided for in 1.2 above was stipulated based on the criterion and condition of the effective (and future) provision, by the Grantor to the Grantee, of the information provided for in this Chapter 4 of the Agreement.
4.2.
“Due Diligence”. To justify the payment of the Award and to assess the appropriateness of exercising the Call Option, the Grantee will conduct, at its discretion and subject to the confidentiality set forth in 7.11. below, a “Due Diligence” on the Mineral Right, intending to ensure the obtaining of all information it deems pertinent regarding legal, technical, mineral, environmental, or any other issues that may interfere with its conclusion regarding the full or partial exercise of the Call Option.
4.2.1.
Preliminary documents. The commencement of the Grantee’s “Due Diligence” period is subject to the Grantor providing all documents and information indicated in the preliminary list presented in Annex 4.2.1. hereto. If an item is not applicable, the Grantor must indicate this circumstance in writing, which must be delivered by the Grantor to the Grantee within fifteen (15) days from the execution of this Agreement. The Parties may agree that part of the obligation set forth in this item will be fulfilled by the Grantor by granting authorization or power of attorney specifically for the Grantee to directly obtain the documents and information indicated in Annex 4.2.1. hereto from the appropriate agencies.
4.2.2.
Additional Applications. After submitting all of the documents listed in Annex 4.2.1., the Grantee may make a new applications related to information present in the preliminary documents, within a period of up to thirty (30) calendar days, counting from the receipt of the last document submitted, which corresponds to all the documents requested in Annex 4.2.1. (the “Additional Application”). After this first Additional Application, which may be made, for example, by requesting documents, information, and/or clarifications, the Grantor will have five (5) calendar days to submit the new documents, information, and/or clarifications requested, unless a longer period is requested by the government agencies issuing the documents. With each submission of documents, information, and/or clarifications, a new Additional Request may be made, always respecting the 5 (five) calendar-day deadlines stipulated in this item, for both the Grantor and the Grantee. If five (5) days have passed since the Grantor submitted the documents and/or information without any response from the Grantee, the Grantor may tacitly consider that it has complied with the obligations set forth in this item, unless there is still an outstanding issue from a previous request made by the Grantee. The Parties acknowledge that proper compliance with the Additional Applications by the Grantor is essential to enable the Grantee to conduct its Due Diligence and to form its judgment regarding the exercise of the Call Option.
4.2.3.
Diligences. Without prejudice to the request for documents regulated in 4.2.1. and 4.2.2., above, the Parties additionally agree that the advisors hired by the Grantee to carry out the Due Diligence may, provided they are followed by a technician of the Grantor appointed for this purpose within a maximum period of five (5) days after the request to this effect, have access to the areas of the Mineral Right for their “in loco” evaluation, and may also take samples within the limit strictly necessary for technical analysis purposes, carry out research in the area, among others, as long as they do not cause any damage to the areas or activities developed there.
4.3.
Failure to comply with deadlines. In the event of failure to comply with any of the deadlines established in 4.2.1., 4.2.2. and 4.2.3., unless the delay is demonstrably justified by the delay of the public bodies involved in issuing any requested document, the total number of days of delay will be added to the term of this Agreement, as set forth in 5.1. below, thus postponing the term of the Call Option granted in this Agreement.
4.4.
Completion of Due Diligence. If the Grantee does not exercise the Call Option by the deadline referred to in 5.1 below, it shall, within the same deadline, (i.) remove all its equipment and employees from the research area, and its representatives are expressly prohibited from accessing the site after the end of this Agreement; (ii.) restore and/or recover the Mineral Rights area, pursuant to the current environmental law, ensuring that the area is returned to the Grantor in the same conditions in which it was previously received, under penalty of being liable for losses and damages, in addition to any lost profits; (iii.) be liable for fines or penalties imposed on the Grantor, as well as for any damages generated in the Mineral Rights area, provided that they are directly and demonstrably a result of the research activities carried out by the Grantee; and (iv.) present to the Grantor a copy of its technical conclusions in the area.
5.
VALIDITY.
5.1.
Term. The provisions of this Agreement shall be valid and effective from the date of its execution until December 31, 2024, extendable as set forth in 4.3. above. Before the end of the term provided for in this item, neither Party is permitted to terminate or unilaterally terminate the provisions of this Agreement, except in the cases expressly provided for herein.
6.
REPRESENTATIONS AND WARRANTIES.
6.1.
Representations and warranties of the Grantor. The Grantor represents and warrants that:
i.
Other impeding agreements. There is currently no exclusivity, confidentiality, or preference agreement, or any other contract or agreement entered into with third parties that may, in any way, impair or prevent the granting of the Call Option provided for in this Agreement or the regular exercise by the Grantee of the Call Option and any rights arising from this Agreement or any rights, actions, privileges, and warranties related to the Mineral Right;
ii.
Ownership. The Mineral Right described and characterized in Annex I. hereto is legitimately and exclusively held by the Grantor;
iii.
Registrations. The Mineral Right is duly registered with the National Mining Agency, strictly adhering to all rules and regulations set forth in the applicable law;
iv.
Licenses and authorizations. The Grantor has always acted in compliance with the law applicable to Mineral Right and hold all authorizations, permits, registrations, registrations, accreditations, permissions, and protocols of any nature, as provided for in federal, state, and municipal law or required by public authorities and government agencies in their respective jurisdictions, for conducting research, and maintaining the regularity of the Mineral Right. There are no legal, administrative, contractual, or judicial restrictions on the ownership of the Mineral Right or related to the research authorizations subject to the administrative proceedings indicated in Annex I. hereto, there is also no judicial or administrative procedure in which the Grantor as defendant, as plaintiff or act as assistant, whose merit is related to the ownership of the Mineral Right or to the conduction and maintenance of the exploration related thereto;
v.
Disputes. (v.1.) There are no claims or demands of any nature whatsoever before any public authority or involving any third party, nor are there any arbitration proceedings or other alternative dispute resolution methods related to any of the Mineral Right; (v.2.) there are no claims, arbitration proceedings, or other alternative dispute resolution methods of any nature whatsoever that, although not involving the Mineral Right, may in any way affect them and/or impede and/or harm the implementation of this Agreement; (v.3.) the Grantor is not aware of or has not performed any acts whose practice or omission may impede or harm the implementation of this Agreement; (v.4.) no Mineral Right is involved in any pending claims of any nature, nor in arbitration proceedings or other alternative dispute resolution methods; and (v.5.) the Grantor has not failed to comply with any judgment, order, writ, injunction, or ruling from any public authority related to any Mineral Right;
vi.
Environmental. The Grantor complies with all environmental laws and regulations, further declaring that no activity has been conducted in the area of the Mineral Right that has resulted in, or would reasonably be likely to result in, a violation of applicable environmental laws. Therefore, there are no pending complaints before any authority, at any level, nor are there any services, summonses, directives, orders, and/or notices of violation of any legal requirement related to any of the Mineral Right or against the Grantor in connection with environmental matters or licenses. The Grantor further declare that it has not entered into or assumed any agreement, nor has it been imposed any obligation to make any type of payment, compensation, or indemnity for, or as a result of, obtaining any license required for the development of the Mineral Right. In this regard, the Grantor declares that it has not signed or negotiated any Conduct Adjustment Agreement with the Public Prosecutor’s Office, even if fully complied with, declaring that there are no facts or circumstances that would result in a violation of such nature to the applicable environmental legal requirements or claims or demands in this regard;
vii.
Status of Mineral Right. The Grantor declares that there are no liens on the Mineral Right, which are entirely free and clear of any and all real or personal, judicial or extrajudicial liens, legal or conventional mortgages, easements, forum or pension, seizure, sequestration, lis pendens, real or personal repossession actions, environmental contingencies, debts and/or liabilities of any nature, as well as fully paid for taxes, charges, expenses, and debts of any nature. The Grantor further declares that there are no fines and/or demands from the competent authorities pending payment or satisfaction, and that all applicable federal, state, and municipal regulations and standards have been complied with to date;
viii.
Full Disclosure. The information, representations, and/or warranties provided by the Grantor regarding the Mineral Right, herein and/or within the scope of the Due Diligence, do not contain any untruth or inaccuracy regarding any material act or fact, nor do they omit the existence of any material act or fact whose knowledge is necessary to ensure that the representations and obligations assumed in this Agreement are not misleading or subject to misinterpretation. There is no act, fact, or situation that affects the transaction that is the subject of this Agreement and that has not been expressly disclosed by the Grantor;
ix.
Other negotiations involving the Mineral Right. There is currently no agreement or contract of any nature entered into with third parties that has as its purpose the assignment, promise of assignment, granting as collateral or any other form of commitment of the Mineral Right, or any agreement or contract that may, in any way, harm or prevent the exercise of the Call Option or the exercise by the Grantor of any rights arising from this Agreement, or of any rights, actions, privileges and guarantees related to the Mineral Right or, even, in the future, to the acquisition of the Mineral Right by the Grantee; and

x.
they are not aware of any protested titles in their name.
6.2.
Additional declaration of the Grantor. The Grantor declares that the execution of this Agreement does not create fraud against creditors, fraud of execution, or presumption of fraud against tax authorities, at the Federal, State, or Municipal levels, as provided for in article 158 of the Civil Code, article 792 of the Civil Procedure Code, and article 185 of the National Tax Code, respectively, and other applicable regulations.
6.3.
Prohibited Acts. Except in the event of prior and express approval by the Grantee, the Grantor undertakes, directly or indirectly, free of charge or for a fee, partially or fully, during the term of this Agreement as set forth in 5.1. above:
a.
not to sell, assign, or transfer the Mineral Right to any third parties, even if considered related parties under applicable law, nor to confer them on the capital of a company or other investment fund, grant them in usufruct or trust, or in any other manner assign or promise to assign them; and
b.
not create or permit any liens or encumbrances over the Mineral Right, such as pledge, sequestration, attachment, constriction, small-estate probate, attachment, mortgage, fiduciary transfer, usufruct, bond, charges, call option, put option, right of first refusal, restriction on disposal, or any other encumbrance of any nature, created or imposed by contractual provision, law, court decision, even if not final, arbitration award, or any other decision to which the Grantor is subject.
6.3.1.
Likewise, the Grantee, on its own behalf, its partners, affiliates, controlled companies, consortium members, assignees, or other individuals and legal entities with which it is linked, undertakes not to perform any act that results or may result in the loss, by the Grantor, of the Mineral Right, under penalty of being liable for losses and damages. In the event of the actual loss of the Mineral Right by the Grantor, the Grantee hereby agrees that it will be subject to a fine equivalent to the Exercise Price established in item 2.1. above, as a pre-determined loss and damage.
6.3.2.
In the specific case of the Grantor (i.) failing to comply with the Exclusivity obligation set forth in 1.2., above, (ii.) committing one of the prohibited acts indicated in 6.3., (a.) and (b.) above, or (iii.) refusing to transfer the Mineral Right to the Grantee, in the latter case provided that the First Installment of the Exercise Price has been regularly and timely paid, it shall be subject to a fine in the amount of five million US dollars (US$ 5,000,000.00), as a pre-determined amount of losses and damages, without prejudice to the determination of the Grantee’s lost profits, calculated over the stipulated period of ten (10) years of exploration of the acquired Mineral Right. If the Grantee has exercised or will exercise the Call Option despite the breaches provided for in this item, the penalty provided for herein may be deducted from the Second or the Third Installments of the Exercise Price.
6.3.3.
The Parties hereby agree that it will not be considered a violation of Exclusivity, nor an act prohibited as per item 6.3.(b.) above, (i.) the enactment of new law or regulations that prevent the exercise of the Call Option or the transfer of the Mineral Right to the Grantee, unless it is possible for the Grantor to perform acts that eliminate or lessen the legal effects of the new law or regulations; and (ii.) the performance of acts by any governmental authority that prevent the exercise of the Call Option or the transfer of the Mineral Right to the Grantee, unless the act of the governmental authority is due to non-compliance with law, regulations or requests formally submitted and not complied with by the Grantor. In the cases provided for in this item, the penalty mentioned in 6.3.2. above will not be applicable.
6.4.
Non-pecuniary obligations. Failure by either Party to fulfill any of the obligations to give, perform, or refrain from performing under this Agreement and not subject to a specific penalty will subject the breaching Party to specific performance, as well as the obligation to indemnify the non-performing Party for losses and damages, including lost profits, demonstrably incurred and directly related to the breach in question.
6.4.1.
Indemnification obligations. The Parties mutually undertake to irrevocably and irreversibly indemnify and hold harmless the other Party for direct damages suffered due to the breach of any obligation provided for in this Agreement by the other Party, including attorney’s fees, legal costs, and costs demonstrably incurred in defending its rights, due to an act or fact attributable to the other Party.
6.5.
Annual Fee per Hectare. The Parties hereby agree that the Annual Fee per Hectare (the “TAH”) relating to the Mineral Right and other taxes and fees linked thereto shall be due by the Grantor until the Call Option Exercise Date when, if applicable and within the limits of the Exercise Notice, the taxes, fees and TAH relating to the Mineral Right acquired by the Grantee shall be borne by the latter.
6.6.
General representations of the Parties. The Parties hereby represent to each other that:
a.
they are, as applicable, duly organized, incorporated, and existing as limited liability companies, in accordance with applicable law;
b.
they are duly represented in this Agreement, pursuant to their organizational documents, and their legal representatives who sign this Agreement are duly authorized to assume and fulfill all obligations hereunder;
c.
they are duly authorized and have obtained all licenses, precedent measures, and/or corporate, legal, or regulatory authorizations necessary to enter into this Agreement and assume the obligations set forth herein, including any appropriate authorizations provided for in their organizational documents, if applicable. No third-party authorization is required to enter into this Agreement;
d.
this Agreement creates a valid, effective, and enforceable obligation of each of the Parties, in accordance with its terms;
e.
The execution of this Agreement by the Parties, as well as the assumption and fulfillment of the obligations set forth herein, especially those arising from the exercise of the Call Option of Mineral Right by the Grantee, will not imply (e.1.) any conflict or violation of any provision of the articles of association and/or bylaws of the Parties; (e.2.) any conflict, violation, default, early maturity, or termination of any contract or agreement to which the Parties, as the case may be, are a party; (e.3.) any violation of any applicable law or regulation, or of any decisions or resolutions issued by their decision-making or administrative bodies, which may prevent, delay, or impair the performance of the obligations assumed in this Agreement; or (e.4.) any determinations, decisions, or orders of any governmental authority, including judicial authorities, to whose observance the Parties, as the case may be, are subject; and
f.
have analyzed this Agreement in all its clauses and conditions, assisted by their legal counsel.
7.
FINAL PROVISIONS.
7.1.
Consent. The Consenting Intervening Parties sign this Agreement, as partners of the Grantor, expressly authorizing the performance of the legal transaction embodied herein, in accordance with articles 107, 219, and 220, all of the current Civil Code.
7.2.
Entire agreement. This Agreement creates the entire agreement among the Parties regarding the matters creating its subject matter, superseding any previously executed documents and understandings previously reached among the Parties.
7.3.
Amendments. Amendments to this Agreement will only be valid when executed in writing and signed by the legal representatives of all Parties.
7.4.
Irrevocability. This Agreement is irrevocable and irreversible, binding on the Parties and their heirs and successors in any capacity.
7.5.
Assignment. The rights and obligations arising from this Agreement may not be assigned or transferred, in whole or in part, by either Party to third parties other than Authorized Assignees, as defined in item 1.4 above, except with the prior or express consent of the other Party.
7.6.
Waiver, Novation and Others. The Parties represent and acknowledge that, except as expressly provided otherwise in this Agreement, (i.) the failure to exercise, the granting of a time limit, the forbearance, or the delay in exercising any right granted to them by this Agreement or by law will not create a waiver or novation of such rights, nor will it prejudice their eventual exercise; (ii.) the individual or partial exercise of these rights will not prevent the subsequent exercise of the remaining rights or the exercise of any other right; (iii.) the waiver of any of these rights will only be valid if formalized in writing; (iv.) the waiver of a right shall be interpreted restrictively and will not be considered a waiver of any other right granted by this Agreement; (v.) the nullity or invalidity of any of the clauses of this instrument will not prejudice the validity and effectiveness of its other clauses or of the Agreement itself; and (vi.) the rights of each Party provided for in this Agreement are cumulative with other rights provided for by law, unless this Agreement expressly excludes them.
7.7.
Costs. The Parties agree that all costs and expenses incurred in hiring agents, attorneys, auditors, advisors, intermediaries, or consultants to carry out the transactions covered by this Agreement will be borne exclusively by the respective contracting party.
7.8.
Assistance. The Parties represent that they were duly assisted by their respective attorneys in executing this Agreement, who warned them of the risks involved in the transaction covered by this Agreement, and that they are signing this Agreement independently, of their own free will, aware of the risks and obligations to which they are subject, and of the rights granted under this Agreement. Neither Party may, at any time after signing this Agreement, claim ignorance, error, injury, lack of knowledge, or any other defect regarding the risks, obligations, and rights provided for in this Agreement.
7.9.
Notices. All notifications, notices or communications relating to this Agreement will be in writing and will be deemed received on the delivery date, if delivered in person, or on the date of actual receipt, if sent by post, or on the date of dispatch, if sent by email. Such notifications, notices and communications will be sent to the addresses indicated below or to any other address that may be communicated by one Party to the other, via written communication:

if for the Grantor:

.

At.: Bruno Fagundes Flora and Gustavo Fagundes Flora.

if for the Grantee:

Rua Professor José Leite e Oiticica, No. 530, Sala 03, Vila Gertrudes, São Paulo, SP, ZIP Code 04705-080.

At.: Bernardo Sanchez Agapito da Veiga.

7.9.1.
Amendments. Should any changes occur to the addresses and other contact information listed above, the Parties undertake to promptly notify the other Party. Any change in contact information will take effect, for the purposes of this Agreement, on the business day following the date on which the recipient parties receive notification to that effect.
7.10.
Taxes. Unless otherwise provided for in this Agreement, all taxes arising from the transactions covered by this Agreement will be borne exclusively by the respective taxpayer.
7.11.
Confidentiality. The Parties undertake to maintain absolute secrecy and confidentiality regarding the content of this Agreement, expressly undertaking not to disclose or transmit it to third parties without the prior and express written consent of the other Party, except if such disclosure or disclosure is required by law or by court order, in which case it must be strictly limited to the content and form established by applicable law or court order and will be made exclusively to the persons or entities to whom it is directed. However, the Parties are entitled, regardless of the consent referred to in this item, to disclose the contents of this Agreement to their directors, employees, agents, advisors, auditors, creditors, and service providers who need to know it for the purpose of assisting the Party in question. Any Party that fails to comply with the obligation set forth herein will be subject to payment of compensation for any losses and damages caused, as set forth in item 6.4 above.
7.12.
Cooperation. The Parties undertake to mutually cooperate and provide any assistance that may be reasonably required for the proper development and fulfillment of the obligations set forth in this Agreement, it being established that it was entered into in the best interests of the Parties, in compliance with the bases and parameters currently practiced in the market, considering the risks inherent therein. The Parties consent and agree that this Agreement, notwithstanding this, does not create or establish any form of associative link, consortium, “joint venture”, partnership, company or association of any type or nature among them, with the Parties remaining completely independent of each other.
7.13.
Personal Data Protection. The Parties, by mutual agreement, comply with the duties and obligations regarding the personal data protection and undertake to process the Personal Data collected under this Agreement, if any, according to the applicable law, including, but not limited to, Law No. 12,965 dated as of 04.23.2014, Decree No. 8,771 dated as of 05.11.2016 (Internet Civil Rights Framework), Law No. 13,709 dated as of 08.14.2018 (“LGPD”), where and as applicable. The Parties must also ensure that their representatives, partners, directors, and employees comply with the provisions of the relevant legal instruments related to data protection, as provided for in the LGPD.
7.13.1.
Each Party shall be individually responsible for complying with its obligations under the LGPD and any regulations subsequently issued by the competent regulatory authority. The Parties are liable to the competent authorities for their own acts and omissions that caused non-compliance with applicable laws and regulations.
7.14.
Anti-corruption clause. Compliance. For the performance of this Agreement, neither party may offer, give, or commit to give, to anyone, or accept or commit to accept, from anyone, either on its own behalf or through another party, any payment, donation, compensation, financial or non-financial advantages, or benefits of any kind that create an illegal or corrupt practice under the laws of any country, directly or indirectly related to the purpose of this Agreement, or even in any way unrelated to this Agreement. They must also ensure that their agents and employees act in the same manner.
7.15.
Specific Performance. All commitments and obligations assumed in this Agreement by the Parties are subject to specific performance, according to the articles 497, 501 and 815 et seq. of the Civil Procedure Code, with this instrument serving as an instrument enforceable out of court, according to the article 784, III, of the Civil Procedure Code.
7.16.
Jurisdiction. The Parties hereby elect the Judicial district of Poços de Caldas, State of Minas Gerais to resolve any doubts, disputes, or controversies arising from this Agreement, to the exclusion of any other, however privileged it may be or may become.
7.17.
Signatures. The Parties agree that this Agreement will be executed electronically by the Parties, but not through electronic certificates issued by the Brazilian Public Key Infrastructure, as permitted in article 10, §2 of Provisional Measure No. 2,220-2, and article 784, §4, of the Civil Procedure Code, stating that any form of electronic record will be sufficient for its truthfulness, authenticity, integrity, validity, and effectiveness, as well as for the respective binding of the Parties to its terms. The Parties also agree that the electronic signature of this Agreement does not prevent or impair its enforceability, and shall be considered, for all legal purposes, an instrument enforceable out of court, as provided in 7.15. above. The Parties further acknowledge that (i) even if either Party electronically signs this Agreement in a different location, the place of execution of this Agreement is, for all purposes, the City of Poços de Caldas, as indicated below; and (ii) the execution date of this Agreement will be considered, for all intents and purposes, the date indicated below, notwithstanding the date on which the last electronic signature is executed.

In witness whereof, the Parties sign this instrument electronically in the presence of the witnesses identified below.

Poços de Caldas, September 22, 2023.

Grantor:

/s/ Bruno Fagundes Flora

JJBF LTDA.
p. Bruno Fagundes Flora

Grantee:

/s/ João Paulo Agapito da Veiga

ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA.
p. João Paulo Agapito da Veiga

Consenting Intervening Parties:

/s/ Bruno Fagundes Flora

BRUNO FAGUNDES FLORA

/s/ Gustavo Fagundes Flora

GUSTAVO FAGUNDES FLORA

Witnesses:

/s/ Karina de Oliveira Lima]	/s/ Letícia Ferreira Maurino
Name: Karina de Oliveira Lima CPF:	Name: Letícia Ferreira Maurino CPF:

***

List of Annexes:

Annex I.: Identification, Authorizations and Main Characteristics of the Mineral Right.

Annex 1.2.: Bank account details held by the Grantor.

Annex 3.2.: Private Instrument of Mineral Right Assignment Agreement and Other Covenants.

Annex 3.2.1.: Instrument of Assignment of Mineral Right.

Annex 3.2.2.: Draft Public Power of Attorney to be formalized.

Annex 4.2.1.: Initial Due Diligence checklist.

Annex I.

to the Call Option Agreement for Mineral Right and Other Covenants, dated as of September 22, 2023.

Identification, Authorizations and Main Characteristics of the Mineral Right.

Basic proceeding data

Proceeding number:	813.944/1971
NUP:	27203.813944/1971-32
SEI Access:	Click here to access SEI.
Area (ha):	298.89
Application type:	Exploration Authorization Application
Current stage:	Development Concession
Active:	Yes
Superintendence:	Regional Management / MG
State:	MG
Filing unit:	Filing Unit 3
Filing Date:	08/04/1971 00:00:00
Priority Date:	08/04/1971 00:00:00

	Relation Type	CPF/CNPJ	Name	Responsibility/Representation	Lease Term	Start Date	End Date
Related persons:	Owner/Applicant	20.684.296/0001-14	Jjbf Ltda			08/04/1971

Company Registration proceeding number:	809.604/1973

	Number	Description	Title Type	Title Status	Publication date	Expiration date
Titles	313	CLAV - DEVELOPMENT CONCESSION	Development Lease	Granted (prior to charge)	10/23/1997
	8053	ALVR - EXPLORATION PERMIT	Exploration Permit	Granted (prior to charge)	01/16/1979

Substances:

Name	Type of use	Start date	End date	Reason for termination
BAUXITE	Not informed	08/04/1971
CLAY	Not informed	08/04/1971

Cities:

Name
POÇOS DE CALDAS/MG

Land ownership condition:	No information on land ownership.

Associated processes:

No associated processes.

Documents that make up the process:

No information about documents submitted for this process.

Events:

Description	Date	Note	Publication in the Federal Official Gazette
1338 - DEV. CONC/MINE CLOSURE PLAN FILED	11/30/2022	Event entered via Digital Protocol; check the corresponding SEI process.
1076 - DEV. CONC/RAL PRESENTS ART	03/15/2021	Event entered via Digital Protocol; check the corresponding SEI process.
1733 - DEV. CONC/RAL OF COMPLIANCE WITH REQUIREMENT	07/21/2020	Event entered via Digital Protocol; check the corresponding SEI process.
1738 - DEV. CONC/RAL RECTIFIER OF PRESENTATION REQUIREMENT	04/28/2020	Relation SECTION 1 - ORDERS - 155/2020 - Regional Management / MG - Order - Regional Manager - Orders	Determines compliance with requirement - RAL RECTIFIER / Deadline: 30 days - 813.944/1971 - JJBF LTDA - Official Letter No. 121/2020/UAPC - MG/GER - MG
470 - DEV. CONC/REQUIREMENT PUBLISHED	04/28/2020	Relation SECTION 1 - ORDERS - 155/2020 - Regional Management / MG - Order - Regional Manager - Orders	Determines compliance with requirement - Deadline: 60 days - 813.944/1971 - JJBF LTDA - Official Letter No. 122/2020/UAPC - MG/GER - MG
1076 - DEV. CONC/RAL PRESENTS ART	03/27/2020	Event entered via Digital Protocol; check the corresponding SEI process.
418 - DEV. CONC/RAL BASE YEAR PRESENTED	03/28/2019	Attachment 48403-003927/2019-11 of the process 813.944/1971 - PRESENTS RAL
418 - DEV. CONC/RAL BASE YEAR PRESENTED	03/12/2018	Attachment 48403-003140/2018-61 of the process 813.944/1971 - PRESENTS RAL
436 - DEV. CONC/MISCELLANEOUS DOCUMENT FILED	03/13/2017	Attachment 48403-003090/2017-31 of the process 813.944/1971 - PRESENTS SUPPLEMENTARY DOCUMENTS
418 - DEV. CONC/RAL BASE YEAR PRESENTED	04/11/2016	Attachment 48403-005361/2016-10 of the process 813.944/1971 - PRESENTS RECEIPT OF RAL AND ART
418 - DEV. CONC/RAL BASE YEAR PRESENTED	03/30/2015	Attachment 48403-004741/2015-48 of the process 813.944/1971 - PRESENTS PROTOCOL OF RAL
418 - DEV. CONC/RAL BASE YEAR PRESENTED	04/07/2014	Attachment 48403-006562/2014-64 of the process 813.944/1971 - PRESENTS RAL
436 - DEV. CONC/MISCELLANEOUS DOCUMENT FILED	04/22/2013	Attachment 48403-007251/2013-31 of the process 813.944/1971 - PRESENTS DOCUMENTS TO THE PROCESS

436 - DEV. CONC/MISCELLANEOUS DOCUMENT FILED	03/05/2013	Attachment 48403-003871/2013-00 of the process 813.944/1971 - PRESENTS DOCUMENTS TO THE PROCESS
436 - DEV. CONC/MISCELLANEOUS DOCUMENT FILED	05/09/2011	Attachment 48403-007769/2011-10 of the process 813.944/1971 - PRESENTS DOCUMENTS
1399 - DEV. CONC/ENVIRONMENTAL LICENSE FILED	05/09/2011	Attachment 48403-007767/2011-21 of the process 813.944/1971 - PRESENTS TRUE COPY OF AAF
408 - DEV. CONC/VESTING OF POSSESSION NOT PERFORMED	04/14/2011	Relation SECTION 1 - ORDERS - 228/2011 - Superintendence / MG - Superintendent’s Order	Vesting of possession not performed 813.944/1971 - JOAQUIM JOSÉ BERNARDO FLORA FI - NOTICE No. 07/11 - Published in the Federal Official Gazette dated as of 01/13/2011
406 - DEV. CONC/NOTICE OF VESTING OF POSSESSION PUBLISHED	01/13/2011	Relation SECTION 3 - NOTICE OF VESTING OF POSSESSION - 7/2011 - Superintendence / MG - Superintendent’s Order

Hereby announces, for the information of all interested parties, the Vesting of Possession of the deposit: DNPM No. 813.944/1971 - JOAQUIM JOSÉ BERNARDO FLORA - Possession of the Bauxite and Refractory Clay deposit in the city of POÇOS DE CALDAS/MG, granted by Ordinance No. 313, published in the Official Federal Gazette dated as of 10/23/1997. The ceremony will be held at 10:00 a.m. on 02/23/2011;

436 - DEV. CONC/MISCELLANEOUS DOCUMENT FILED	03/26/2010	Attachment 48403-004160/2010-16 of the process 813.944/1971 - SENT VIA ECT ON 03-26/10 ENVELOPE ATTACHED TO PROCESS 832.435/83
436 - DEV. CONC/MISCELLANEOUS DOCUMENT FILED	03/17/2009	Attachment 48403-004410/2009-76 of the process 813.944/1971 - SENT BY ECT ON 03-17/2009 ENVELOPE ATTACHED TO PROCESS 832.079/2001
418 - DEV. CONC/RAL BASE YEAR PRESENTED	04/16/2008	Annex 006488/2008. RAL receipt for the 2007 base year. Sent by mail on this date.
676 - ENVIRONMENTAL LICENSE FILED	06/02/2007	attachment No. 010109 / sent by mail / authenticated environmental operating permit
418 - DEV. CONC/RAL BASE YEAR PRESENTED	03/21/2007	ATTACHMENT No. 005374/2007 - RAL - sent by mail
418 - DEV. CONC/RAL BASE YEAR PRESENTED	03/14/2006	Attachment 003844 - Presentation of proof of delivery of RAL 2005 - ART - Sent by Mail
418 - DEV. CONC/RAL BASE YEAR PRESENTED	03/16/2005	Attachment No. 003059. Presents receipt of delivery of RAL/ART.
418 - DEV. CONC/RAL BASE YEAR PRESENTED	03/15/2001

418 - DEV. CONC/RAL BASE YEAR PRESENTED	03/15/2000
403 - DEV. CONC/REQUESTED VESTING OF POSSESSION	10/13/1999	SICOM LOAD
418 - DEV. CONC/RAL BASE YEAR PRESENTED	03/11/1999	SICOM LOAD
403 - DEV. CONC/REQUESTED VESTING OF POSSESSION	06/22/1998	SICOM LOAD
418 - DEV. CONC/RAL BASE YEAR PRESENTED	03/13/1998	SICOM LOAD
400 - DEV. CONC/DEVELOPMENT CONCESSION ORDINANCE PUBLISHED - MME	10/23/1997	SICOM LOAD
332 - DEV. APP/TRANSF. OF RIGHTS - TOTAL ASSIGNMENT OF APP RIGHT OF DEV. MADE	08/15/1997	SICOM LOAD
331 - DEV. APP/TRANSF. OF RIGHTS - TOTAL ASSIGNMENT OF APP RIGHT OF DEV. APPROVED	07/24/1997	SICOM LOAD
331 - DEV. APP/TRANSF. OF RIGHTS - TOTAL ASSIGNMENT OF APP RIGHT OF DEV. APPROVED	07/16/1997	SICOM LOAD
398 - DEV. APP/PROOF OF DEVELOPMENT PORT FEE PAYMENT FILED	10/29/1996	SICOM LOAD
365 - DEV. APP/COMPLIANCE WITH PROTOCOL REQUIREMENT	07/23/1996	SICOM LOAD
362 - DEV. APP/EXTENSION OF TERM REQUIREMENT REQUESTED	04/18/1996	SICOM LOAD
364 - DEV. APP/EXTENSION OF TERM REQUIREMENT GRANTED	10/18/1995	SICOM LOAD
362 - DEV. APP/EXTENSION OF TERM REQUIREMENT REQUESTED	11/22/1994	SICOM LOAD
336 - DEV. APP/MISCELLANEOUS DOCUMENT FILED	08/26/1994	SICOM LOAD
364 - DEV. APP/EXTENSION OF TERM REQUIREMENT GRANTED	05/31/1994	SICOM LOAD
365 - DEV. APP/COMPLIANCE WITH PROTOCOL REQUIREMENT	04/14/1994	SICOM LOAD

364 - DEV. APP/EXTENSION OF TERM REQUIREMENT GRANTED	10/21/1993	SICOM LOAD
361 - DEV. APP/PUBLISHED REQUIREMENT	11/18/1992	SICOM LOAD
902 - ORDER 9.01 PUBLISHED RETIFICATION ON:	03/20/1991	SICOM LOAD
391 - DEV. APP/RECONSIDERATION REQUEST WITH PROTOCOL	02/05/1991	SICOM LOAD
260 - EXP. AUTH/MAKES THE EXPLORATION PERMIT NULL AND EFFECT, ART. 43 OF THE CONST.	12/21/1990	SICOM LOAD
901 - RECTIFIES THE ORDER PUBLISHED ON:	12/21/1990	SICOM LOAD
800 - ART 43 CONSTIT RELATED TO DISTRICTS	03/21/1990	SICOM LOAD
365 - DEV. APP/COMPLIANCE WITH PROTOCOL REQUIREMENT	03/08/1989	SICOM LOAD
361 - DEV. APP/PUBLISHED REQUIREMENT	01/09/1989	SICOM LOAD
350 - DEV. APP/DEVELOPMENT APPLICATION FILED	05/12/1983	SICOM LOAD
299 - EXPLORATION AUTH/APPROVED RESEARCH REPORT ART 30A WITH PUBL	12/14/1982	SICOM LOAD
290 - EXPLORATION AUTH/FINAL RESEARCH REPORT PRESENTED	11/16/1981	SICOM LOAD
209 - EXPLORATION AUTH/EXPLORATION START NOTICE	03/20/1980	SICOM LOAD
201 - EXPLORATION AUTH/EXPLORATION PERMIT PUBLISHED	01/16/1979	SICOM LOAD
140 - EXPLORATION APP/PROOF OF PERMIT FEE PAYMENT FILED	11/13/1978	SICOM LOAD
100 - EXPLORATION APP/EXPLORATION APPLICATION FILED	08/04/1971	SICOM LOAD

Polygonal

Process: 813.944/1971

Graphical representation:

Layers
Active Processes
Availability Areas
Full UC
Municipal Division
State Division

Polygonals:

Area (ha):	298.89	DATUM:	SIRGAS2000
Minimum elevation (m):	0	Maximum elevation (m):	0
Mooring point latitude:	-21º53’23”935	Mooring point longitude:	-46º32’48”110
Mooring point description:	PA-091-PPC-CONFL CORR JARACUSSU C/ CORR PORTEIRINHO	Mooring vector length (m):	140.00
Mooring vector angle:	23º52’00”645	Mooring vector bearing:	NE

Vertices:	Latitude	Longitude
	-21º53’19”773	-46º32’46”137
	-21º53’24”650	-46º32’46”137
	-21º53’24”650	-46º32’44”047
	-21º53’26”665	-46º32’44”047
	-21º53’26”665	-46º32’41”957
	-21º53’28”844	-46º32’41”957
	-21º53’28”844	-46º32’38”891
	-21º53’30”924	-46º32’38”891
	-21º53’30”924	-46º32’37”672
	-21º53’34”566	-46º32’37”672
	-21º53’34”566	-46º32’35”512
	-21º53’36”646	-46º32’35”512
	-21º53’36”646	-46º32’34”536
	-21º53’44”872	-46º32’34”536
	-21º53’44”872	-46º32’32”829
	-21º53’48”058	-46º32’32”829
	-21º53’48”058	-46º32’31”679
	-21º53’57”389	-46º32’31”679
	-21º53’57”389	-46º32’33”003
	-21º54’01”843	-46º32’33”003
	-21º54’01”843	-46º32’30”738
	-21º54’04”607	-46º32’30”738
	-21º54’04”606	-46º32’28”369
	-21º54’07”468	-46º32’28”369
	-21º54’07”467	-46º32’25”721
	-21º54’11”596	-46º32’25”721
	-21º54’11”596	-46º32’23”457
	-21º54’16”051	-46º32’23”457
	-21º54’16”050	-46º32’20”844
	-21º54’18”229	-46º32’20”844
	-21º54’18”229	-46º32’17”917
	-21º54’20”244	-46º32’17”917
	-21º54’20”244	-46º32’14”363
	-21º54’24”081	-46º32’14”363
	-21º54’24”078	-46º31’39”976
	-21º54’19”559	-46º31’39”976
	-21º54’19”558	-46º31’33”427
	-21º54’05”675	-46º31’33”429
	-21º54’05”675	-46º31’34”369
	-21º54’00”961	-46º31’34”370
	-21º54’00”961	-46º31’35”938
	-21º53’57”548	-46º31’35”938
	-21º53’57”548	-46º31’38”028
	-21º53’55”760	-46º31’38”029
	-21º53’55”760	-46º31’40”293
	-21º53’53”972	-46º31’40”293

-21º53’53”972	-46º31’42”593
-21º53’52”119	-46º31’42”593
-21º53’24”128	-46º31’58”621
-21º53’22”502	-46º31’58”621
-21º53’22”502	-46º32’00”537
-21º53’20”486	-46º32’00”537
-21º53’20”487	-46º32’02”105
-21º53’17”886	-46º32’02”105
-21º53’17”886	-46º32’03”672
-21º53’15”870	-46º32’03”673
-21º53’15”870	-46º32’05”763
-21º53’13”529	-46º32’05”763
-21º53’13”529	-46º32’07”853
-21º53’11”481	-46º32’07”853
-21º53’11”481	-46º32’09”978
-21º53’09”401	-46º32’09”978
-21º53’09”401	-46º32’12”591
-21º53’07”678	-46º32’12”591
-21º53’07”678	-46º32’29”207
-21º53’08”458	-46º32’29”207
-21º53’08”459	-46º32’33”631
-21º53’11”515	-46º32’33”631
-21º53’11”515	-46º32’36”139
-21º53’13”303	-46º32’36”139
-21º53’13”303	-46º32’38”612
-21º53’14”896	-46º32’38”612
-21º53’14”896	-46º32’44”116
-21º53’19”773	-46º32’44”116
-21º53’19”773	-46º32’46”137

ID:	7278B349-3DFD-4BAE-A4D7-510B593EE829

Annex 1.2.

to the Call Option Agreement for Mineral Right and Other Covenants, dated as of September 22, 2023.

Bank account details held by the Grantor.

Owner: JJBF LTDA.

CNPJ:

Bank:

Branch:

Current account:

Annex 3.2.

to the Call Option Agreement for Mineral Right and Other Covenants, dated as of September 22, 2023.

Draft Private Instrument of Assignment Agreement for Mineral Right and Other Covenants.

ASSIGNMENT AGREEMENT FOR MINERAL RIGHT AND OTHER COVENANTS

By this private instrument, and in accordance with the law, the Parties designed and described below, namely,

on the one hand, as Assignor,

JJBF LTDA., limited liability company with head office in the City of Poços de Caldas, State of Minas Gerais, at Estrada José Kentenich, s/n/, Zona Rural, ZIP Code 37719-000, enrolled with CNPJ under No. 20.684.296/0001-14, e-mail: , herein represented in compliance with its Articles of Association by its Director, Bruno Fagundes Flora, Brazilian citizen, single, control and automation engineer, Holder of Identity Card (RG) No. , enrolled with CPF under No. , resident and domiciled at , e-mail: , hereinafter referred to as “Assignor” or “JJBF”, indistinctly;

and, on the other hand, as Assignee,

ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA., limited liability company with head office in the Capital of the State of São Paulo, at Rua Professor José Leite e Oiticica, No. 530, Sala 03, Vila Gertrudes, ZIP Code 04705-080, enrolled with CNPJ under No. 43.093.229/0001-20, e-mail: , herein represented in compliance with its Articles of Association by its Director, Mr. João Paulo Agapito da Veiga, Brazilian citizen, single, businessman, holder of Identity Card (RG) No. , issued by DETRAN-RJ, enrolled with CPF under No. , resident and domiciled at , with business address in the Capital of the State of São Paulo, at Rua Professor José Leite e Oiticica, No. 530, Vila Gertrudes, ZIP Code 04705-080, e-mail: , hereinafter referred to as “Grantee”;

also appearing as Consenting Intervening Parties,

BRUNO FAGUNDES FLORA, described above; and

GUSTAVO FAGUNDES FLORA, Brazilian citizen, married under full separation of property regime, doctor, holder of Identity Card (RG) No. , enrolled with CPF under No. , resident and domiciled in the , e-mail: ;

whereas the Assignor is the sole and legitimate holder of the mineral right currently represented by the development concessions subject to the administrative proceeding registered with the National Mining Agency (the “ANM”) under No. 813.944/1971, located in the City of Poços de Caldas, MG, and detailed and characterized in Annex I., which is an integral and inseparable part of this document (the “Mineral Right”);

whereas the Assignor granted the Assignee a call option for the Mineral Right, as provided for in the Call Option Agreement for Mineral Right and Other Covenants entered into on September 19, 2023 (the “Option Agreement”), and the Assignee validly exercised the option on [...], as per item 3.1 of the Option Agreement;

whereas, in order to comply with the Option Agreement, the Assignor intends to assign the Mineral Right to the Assignee, while the Assignee intends to acquire the Mineral Right, subject to the terms and conditions set forth in this specific instrument;

The Parties RESOLVE to enter into this “Assignment Agreement for Mineral Right and Other Covenants” (the “Agreement”), which shall be governed by the following clauses and conditions.

1.
PURPOSE.
1.1.
Purchase and sale of Mineral Right. The Assignor hereby irrevocably and irreversibly assigns and transfers to the Assignee, which also irrevocably and irreversibly acquires the Mineral Right, as described in Annex I. hereto.
1.1.1.
Scope. The purpose of the purchase and sale transaction described in item 1.1. above is the Mineral Right, as well as all rights and obligations, whether patrimonial or otherwise, inherent thereto. Therefore, from this date forward, the Mineral Right will belong exclusively to the Assignee, together with any and all rights, obligations, guarantees, privileges, preferences, prerogatives, and actions guaranteed by law.
1.1.2.
Lack of liens. The Mineral Right is free and clear of any liens, encumbrances, attachments, seizures, pledges, attachments, or restrictions that may, now or in the future, affect their free availability, transfer, economic exploration or the exercise of any rights inherent thereto.
1.1.3.
Assignment Instrument. The Assignor and the Assignee hereby enter into the Assignment Instrument of Mineral Rights (the “Instrument”), copy of which is included herein in Annex 1.1.4., to enable, at the Assignee’s sole discretion, the transfer and registration of the Mineral Right to the Assignee’s ownership before the ANM without the need for registration of this Agreement.
1.2.
Transfer and Registration with the ANM. The Assignor and the Assignee hereby agree that, immediately after payment of the First Installment of the Purchase Price, as defined in 2.1 below, they will take any and all necessary steps to register and/or endorse the Instrument or this Agreement, at the Assignee’s sole discretion, with the ANM, notary offices, or any other applicable agency, at the Assignee’s expense. The Assignor are obliged to submit, within a maximum period of five (5) business days, any and all documents reasonably requested by the Assignee and the person responsible for the registration and/or endorsement, as applicable, in order to make available the definitive transfer of the ownership of the Mineral Right.
2.
PRICE AND PAYMENT METHOD.
2.1.
Purchase Price. In consideration for the acquisition of the Mineral Right subject of this Agreement, the Assignee undertakes to pay the Assignors the total, legal and agreed price, in BRL (Reais) equivalent to fifteen million US dollars (US$ 15,000,000.00), calculated based on the US$ (US dollar) purchase rate, as announced by the Central Bank of Brazil on the business day immediately prior to the respective payment date (the “Purchase Price”), to be disbursed as follows:
a.
the amount of BRL [...], equivalent to five million US dollars (US$ 5,000,000.00), calculated based on the US$ (US dollar) exchange rate for purchase rate, published by the Central Bank of Brazil on [...], was paid by the Assignee to the Assignor on [...], in compliance with the procedure set forth in 3.1. of the Option Agreement (the “First Installment of the Purchase Price”);
b.
the amount in BRL (Reais) equivalent to five million US dollars (US$ 5,000,000.00), calculated based on the US$ (US dollar) exchange rate for purchase, published by the Central Bank of Brazil on the business day immediately prior to the date of the respective payment, will be paid by the Assignee to the Assignor without any further delay up to twelve (12) months after the maturity of the First Installment of the Purchase Price (the “Second Installment of the Purchase Price”); and
c.
the amount in BRL (Reais) equivalent to five million US dollars (US$ 5,000,000.00), calculated based on the US$ (US dollar) exchange rate for purchase, published by the Central Bank of Brazil on the business day immediately prior to the date of the respective payment, will be paid by the Assignee to the Assignor without any further delay up to twelve (12) months from the maturity of the Second Installment of the Purchase Price (the “Third Installment of the Purchase Price”).
2.1.1.
Adjustment and interest. No monetary adjustment or interest will be applied to the Purchase Price during the entire term of this Agreement, except for the late payment charges set forth in 2.1.2. below.
2.1.2.
Late Payment Charges. In the event of late payment of any of the installments of the Purchase Price, (i.) the balance in BRL (Reais) due will be determined on the respective maturity date and, from said date onward, this balance (in BRL) will be monetarily corrected by IPCA “pro rata dies”; (ii.) this overdue balance in BRL will also be subject to a fine of ten percent (10%), in addition to interest of one percent (1%) per month, “pro rata dies”.
2.1.3.
Default. If there is a delay of more than sixty (60) days in the payment of any installment, this agreement will be considered terminated, with the parties returning to the previous status, in which case the amounts paid to date will be refunded to the Assignee within ten days, after deducting the fine in the amount of two million and five hundred thousand US dollars (US$ 2,500,000.00) in favor of the Assignor.
2.1.4.
Payment method. The installments of the Acquisition Price must be paid by the Assignee to the Assignor in Brazilian currency, via TED or PIX to the bank account held by the Assignor indicated in Annex 1.2 to the Option Agreement.
2.1.5.
Release. For all legal purposes and effects, the presentation of bank receipt proving the wire transfers of the Purchase Price to the bank account held by the Assignor referred to in item 2.1 above will imply that the Assignor grant the Assignee the fullest, general, irrevocable, and irreversible release regarding the receipt of the Installment of the Acquisition Price to which it is entitled, and that no further demands or disputes may be made on this matter at any time, in or out of court.
2.2.
Immutability of the Purchase Price. The Purchase Price was set by full and mutual agreement between the Parties, who irrevocably and irreversibly declare their full and unrestricted agreement in this regard, being final, unchangeable, and binding.
3.
REPRESENTATIONS, WARRANTIES AND OTHER OBLIGATIONS OF THE PARTIES.
3.1.
Fiduciary Sale. Pursuant to articles 42 and 43 of Decree No. 9,406 dated as of June 12, 2018, in order to guarantee payment of the Second Installment of the Purchase Price and the Third Installment of the Purchase Price, as provided in 2.1.(b.) and 2.1.(c.) above, the Assignee grants the Assignor, on this date, the fiduciary sale of the Mineral Right, pursuant to the “Private Instrument of Fiduciary Sale of Mineral Right and Other Covenants”, a copy of which is included herein in Annex 3.1 and in compliance with ANM Resolution No. 90 dated as of 12.22.2022.
3.2.
Development prohibition. The Assignee, under penalty of being liable for a fine immediately set at two million five hundred thousand US dollars (US$ 2,500,000.00) in favor of the Assignor, will be prohibited from developing minerals in the area covered by the Mineral Rights until full payment of the Second and Third Installments of the Purchase Price provided for in 2.1.(b.) and 2.1.(c.) above, unless otherwise agreed in writing between the Parties.
3.3.
Prohibition of encumbrance and sale of development. The Assignee, also under penalty of being liable for a fine in the amount of two million and five hundred thousand US dollars (US$ 2,500,000.00) in favor of the Assignor, will be prohibited from voluntarily establishing liens, encumbrances, as well as from negotiating or in any way selling, transferring, assigning or disposing of the Mineral Right until full payment of the Second and Third Installments of the Acquisition Price provided for in 2.1.(b.) and 2.1.(c.), under penalty of its complete ineffectiveness.
3.4.
Assignor’s Representation regarding the Mineral Right. For all intents and purposes of this Agreement, the Assignor provides the Assignee with the following representations and warranties related to the Mineral Right, which are valid, true, and accurate on this date and will remain valid, true, and accurate until the transfer of ownership of the Mineral Right to the Assignee is registered with the ANM and other applicable agencies:
i.
Ownership. The Assignor is the legitimate holder of the Mineral Right, the details and individual descriptions of which are included in this Agreement as Annex I.;
ii.
Registrations. The Mineral Right is duly registered with the ANM, strictly adhering to all rules and regulations set forth in the applicable law;
iii.
Licenses and authorizations. The Assignor has always acted in compliance with the law applicable to Mineral Rights and holds all authorizations, permits, registrations, registrations, accreditations, permissions, and protocols of any nature, as provided for in federal, state, and municipal law or required by public authorities and government agencies in their respective jurisdictions, for conducting research, mining, and maintaining the regularity of the Mineral Rights. There are no legal, administrative, contractual, or judicial restrictions on the ownership of the Mineral Rights or related to the development concessions subject to the administrative proceeding indicated in Annex I. hereto, there is also no judicial or administrative procedure in which the Assignor is as defendant, as plaintiff or acts as assistant, whose merit is related to the ownership of the Mineral Right or to the conduction and maintenance of the exploration or development related thereto
iv.
Disputes. (i.) There are no claims or demands of any nature whatsoever before any public authority or involving any third party, nor are there any arbitration proceedings or other alternative dispute resolution methods related to the Mineral Right; (ii.) there are no claims, arbitration proceedings, or other alternative dispute resolution methods of any nature whatsoever that, although not involving the Mineral Right, may in any way affect it and/or impede and/or harm the implementation of this Agreement; (iii.) the Assignor are not aware of or have not performed any acts whose practice or omission may impede or harm the implementation of this Agreement; (iv.) the Mineral Right is not involved in any pending claims of any nature, nor in arbitration proceedings or other alternative dispute resolution methods; and (v.) the Assignor has not failed to comply with any judgment, order, writ, injunction, or ruling from any public authority related to the Mineral Right;
v.
Environmental. The Assignor complies with all environmental laws and regulations, further declaring that the activities have been conducted in the area of the Mineral Rights have not resulted in a violation of applicable environmental laws. Therefore, there are no pending complaints before any authority, at any level, nor are there any services, summonses, directives, orders, and/or notices of violation of any legal requirement related to the Mineral Right or against the Assignor in connection with environmental matters or licenses. The Assignor further declares that it has not entered into or assumed any agreement, nor has it been imposed any obligation to make any type of payment, compensation, or indemnity for, or as a result of, obtaining any license required for the development of the Mineral Right. In this regard, the Assignor declares that it has not signed or negotiated any Conduct Adjustment Agreement with the Public Prosecutor’s Office, even if fully complied with, declaring that there are no facts or circumstances that would result in a violation of such nature to the applicable environmental legal requirements or claims or demands in this regard;
vi.
Status of Mineral Right. There are no liens on the Mineral Right, which is entirely free and clear of any and all real or personal, judicial or extrajudicial liens, legal or conventional mortgages, easements, forum or pension, seizure, sequestration, lis pendens, real or personal repossession actions, environmental contingencies, debts and/or liabilities of any nature, as well as of taxes, charges, expenses, and debts of any nature, in addition to not being object of leases, loans for use or any agreements, facts, debts or contingencies that may affect its free full availability and economic exploration by the Assignee. And the Assignor further declares that there are no fines and/or demands from the competent authorities pending payment or satisfaction, and that all applicable federal, state, and municipal regulations and standards have been complied with to date; and

vii.
Full Disclosure. The information, representations, and/or warranties provided by the Assignor regarding the Mineral Right, made available by any means, do not contain any untruth or inaccuracy regarding any material act or fact, nor do they omit the existence of any material act or fact whose knowledge is necessary to ensure that the representations and obligations assumed in this Agreement are not misleading or subject to misinterpretation. There is no act, fact, or situation that affects the transaction that is the subject of this Agreement and that has not been expressly disclosed by the Assignor.

3.5. Obligations of the Assignor. Without prejudice to the other obligations specifically set forth in other items of this Agreement and with the purpose of preserving the Mineral Right until the date on which they can be registered on behalf of the Assignee with the ANM, the Assignor undertakes to:

i.
Registrations and licenses: obtain and maintain valid all and any licenses, authorizations, registrations, and permits necessary or required for the preservation, conducting authorized research, maintenance, or expansion of the Mineral Right;
ii.
Laws and regulations: regarding environmental and safety issues related to the Mineral Right, (ii.1.) comply with all applicable laws and regulations issued by federal, state, and local authorities; (ii.2.) inform the Assignee of any material adverse event, such as fires, explosions, accidental discharges, etc., affecting the Mineral Right; and (ii.3.) inform the Assignee of any non-compliance with laws or regulations applicable to the Mineral Right;
iii.
Fees, fines and contingencies: any and all fines, fees, liabilities or contingencies of any nature directly or indirectly related to the Mineral Right and pending payment on this date will be the exclusive responsibility of the Assignor, who undertakes to hold the Assignee harmless from any fees, fines, expenses, liabilities or contingencies related to the Mineral Right acquired herein, including those of a labor nature or environmental compensation of any kind, provided they are linked to events that occurred prior to this date, except those arising from acts carried out by the Assignee to carry out mineral research authorized in the Option Agreement; and
iv.
Fraud: the Assignor declares that the execution of this Agreement does not create fraud against creditors, fraud of execution, or presumption of fraud against tax authorities, at the Federal, State, or Municipal levels, as provided for in article 158 of the Civil Code, article 792 of the Civil Procedure Code, and article 185 of the National Tax Code, respectively, and other applicable regulations.

3.6. Agreements with third parties. In compliance with the terms set forth in item 1.3.1 of the Option Agreement, the Assignor was authorized to enter into agreements with third parties involving the exploration of clay or bauxite in the area where the Mineral Right is located. These agreements could be in effect until the date the Assignee sent the Call Option Exercise Notice to the Assignor, unless otherwise agreed between the Assignee and said third parties. Whereas (i.) the Exercise Notice was sent on [...]; and (ii.) the payment of the First Installment of the Purchase Price occurred on [...], the Assignor declares that, on [...], it sent a notice to said third parties informing them of the assignment of the Mineral Right to the Assignee, and that, as of [...], said agreements will be definitively terminated, obligating the Assignor, jointly and severally with said third parties, to (a.) remove all of its equipment and employees from the area of the Mining Law; and (b.) restore and/or recover the area of Mining Law, in accordance with current environmental law, being liable for losses and damages, in addition to any lost profits or penalties imposed by the authorities on the Assignee that are directly or indirectly resulting from the development of clay, bauxite or other minerals in the area of Mining Law.

3.7. Timber Exploration. The Assignee is aware of the existence of timber extraction agreements in the same area as the Mining Law and undertakes not to interfere in said activity, which will continue to be carried out by the Assignor or third parties even after the execution of this Agreement. Likewise, the Assignor hereby guarantees to the Assignee that the timber extraction activity may not interfere with the latter’s exploitation of the Mining Law. It is understood that, if one of the Parties demonstrably causes difficulties or harm to the other, it shall bear any losses, damages, and lost profits, as provided for in applicable law.

3.8. Cooperation. The Parties undertake to mutually cooperate and provide any assistance that may be reasonably required for the proper development and fulfillment of the obligations set forth in this Agreement, in particular with regard to the assignment of Mineral Right contemplated therein, it being established that this Agreement was entered into in the best interests of both Parties, in compliance with the bases and parameters practiced in the market on the date of its execution, considering the risks inherent therein. The Parties consent and agree, however, that they are independent contracting parties and, under no circumstances or situations, shall the existence of a corporation, consortium, joint venture, partnership, or association of any kind or nature be presumed between the Assignor and the Assignee.

3.9. No provision in this Agreement assigns or will assign to the Assignor the status of partner, distributor, and/or commercial representative of the Assignee, including for purposes of environmental, civil, tax, or labor law.

3.10. The Parties further acknowledge that each of them and their partners, employees, or contracted parties are not agents or attorneys-in-fact of the other Party and, consequently, will not assume obligations on its behalf, except as provided for in this Agreement, especially in item 1.2.1. above.

3.11. No relationship. Under no circumstances will any employment relationship or labor or social security obligations be presumed or established under this Agreement between the Assignor and the Assignee’s employees and service providers, or between the Assignee and the Assignor’s employees and service providers. Neither Party will be a guarantor of the other’s labor and social security obligations and charges. Each Party hereby assumes full responsibility for such obligations, including those of a civil, criminal, tax, and social security nature.

3.12. Assignor’s Obligation to indemnify. The Assignor hereby undertakes to indemnify, protect, safeguard, and hold the Assignee harmless, and shall also pay on the Assignee’s behalf or reimburse it, as the case may be, for any and all losses incurred by the Assignee as a result of or in connection with the following circumstances: (a.) any default or failure of the Assignor to fulfill or perform any obligation under this Agreement; and/or (b.) any breach, falsehood, or inaccuracy with respect to the representations and warranties provided by the Assignor in this Agreement; and/or (c.) any loss or contingency of any nature related to the Mineral Right, including, but not limited to, environmental, labor, tax, regulatory, or punitive contingencies, among others, incurred to date, even if created subsequently; and/or (d.) any loss or contingency, of any nature, related to the development of clay, bauxite or any other mineral in the area of Mining Law, including but not limited to environmental, labor, tax, regulatory or punitive contingencies arising from such extraction; and/or (e.) any loss or contingency, of any nature, related to the exploitation of timber, by the Assignor or third parties, in the area of Mining Law, including but not limited to environmental, labor, tax, regulatory or punitive contingencies, among others, except for acts and facts performed by the Assignee prior to the exercise of the Call Option, due to the mineral exploration carried out by it on the property.

3.12.1. Reimbursement. In the event that the Assignee disburses any funds to pay liabilities or contingencies that, as provided for in this Agreement, are the responsibility of the Assignor, it must send to the Assignor copies of the respective payment receipts, followed by a brief description of their nature and the bank account details for reimbursement, following the procedures set forth in 5.8. The Assignor must arrange for the respective reimbursement within a maximum period of five (5) business days, under penalty of a two percent (2%) fine and 1% monthly interest on the overdue amount, calculated “pro rata dies”, from the maturity date of the reimbursement obligation until the date of actual payment. Without prejudice to the provisions of this item, the Assignee is entitled to deduct the amounts due and not paid by the Assignor in compliance with the provisions of this item 3.12.1., including fines and interest, provided that they are demonstrably disbursed by the Assignee, from the amount of the Second and Third Installments of the Purchase Price provided for in 2.1. above.

3.13. Assignee’s Obligations: The Assignee undertakes to settle and fulfill promptly all obligations arising, from that date, on the Mineral Right now purchased, even if launched in the name of the Assignor.

3.14. General representations of the Parties. The Parties hereby represent to each other that:

a.
they are duly organized, incorporated, and existing as limited liability companies, in accordance with applicable law;
b.
they are duly authorized and have obtained all licenses, precedent measures, and/or corporate, legal, or regulatory authorizations necessary to enter into this Agreement and assume the obligations set forth herein, including any appropriate authorizations provided for in their organizational documents, if applicable. No third-party authorization is required to enter into this Agreement;
c.
the execution of this Agreement by the Parties, as well as the assumption and fulfillment of the obligations set forth herein, as the case may be, will not imply (c.1.) any conflict or violation of any provision of the articles of association and/or bylaws of the Parties; (c.2.) any conflict, violation, default, early maturity, or termination of any contract or agreement to which the Parties, as the case may be, are a party; (c.3.) any violation of any applicable law or regulation, or of any decisions or resolutions issued by their decision-making or administrative bodies, which may prevent, delay, or impair the performance of the obligations assumed in this Agreement; or (c.4.) any determinations, decisions, or orders of any governmental authority, including judicial authorities, to whose observance the Parties, as the case may be, are subject; and
d.
have analyzed this Agreement in all its clauses and conditions, assisted by their legal counsel.

4. CONFIDENTIALITY AND SECRECY.

4.1. Confidentiality. The terms and conditions of this Agreement are strictly confidential and may not be revealed or disclosed in whole or in part by the Parties to any other person or company without the prior written consent of the other Party, except (i.) when the information is publicly known; (ii.) for the purpose of disclosing such information to directors, employees, consultants, lawyers or auditors who are directly involved in the performance of the Agreement, who shall assume the obligation of confidentiality set forth herein; each Party shall be responsible for complying with such obligation with respect to the persons indicated herein; and (iii.) when its disclosure is determined by order of any judicial or administrative authority or any other determinations provided for by law, in which case the party disclosing the information shall notify the other party of such determination.

4.1.1. Validity. The confidentiality obligations set forth in this clause will remain in force for a period of one (1) year, counting from the end of the term of the Agreement.

5. FINAL PROVISIONS.

5.1. Consent. The Consenting Intervening Parties sign this Agreement, as partners of the Assignor, expressly authorizing the performance of the legal transaction embodied herein, in accordance with articles 107, 219, and 220, all of the current Civil Code.

5.2. Entire agreement. This Agreement creates the entire agreement among the Parties regarding the matters creating its subject matter, superseding any previously executed documents and understandings previously reached among the Parties.

5.3. Irrevocability. This Agreement is irrevocable and irreversible, binding on the Parties and their heirs and successors in any capacity.

5.4. Amendments. Amendments to this Agreement will only be valid when executed in writing and signed by the legal representatives of all Parties.

5.5. Assignment. The rights and obligations arising from this Agreement may not be assigned or transferred, in whole or in part, by either Party to any third parties.

5.6. Waiver, Novation and Others. The Parties acknowledge that (i.) the failure to exercise, the granting of a time limit, the forbearance, or the delay in exercising any right granted to them by this Agreement or by law will not create a waiver or novation of such rights, nor will it prejudice their eventual exercise at any time; (ii.) the individual or partial exercise of these rights will not prevent the subsequent exercise of the remaining rights or the exercise of any other right; (iii.) the waiver, by either Party, of any of these rights will only be valid if formalized in writing; (iv.) the waiver of a right shall be interpreted restrictively and will not be considered a waiver of any other right granted by this

Agreement; (v.) the nullity or invalidity of any of the clauses of this Agreement will not prejudice the validity and effectiveness of the other clauses and the instrument itself, in the latter case, the Parties and/or the Judge must promote, within the limits permitted by law, the replacement of the corrupted clause with another that allows the Parties to achieve the practical result initially intended.

5.7. Assistance and Costs. The Parties represent that they were duly assisted by their respective attorneys in executing this Agreement, who warned them of the risks involved in the transaction covered by this Agreement, and that they are signing this Agreement independently, of their own free will, aware of the risks and obligations to which they are subject, and of the rights granted under this Agreement. Neither Party may, at any time after signing this Agreement, claim ignorance, error, injury, lack of knowledge, or any other defect regarding the risks, obligations, and rights provided for in this Agreement. The Parties agree that all costs and expenses incurred in hiring agents, attorneys, auditors, advisors, intermediaries, or consultants to carry out the transactions covered by this Agreement will be borne exclusively by the respective contracting party.

5.8. Notices. All notices related to this Agreement must be made in writing, preferably by e-mail, or by registered mail with proof of receipt, or by notary public’s office or court, to the address indicated in the preamble or any other address that may be duly indicated in writing. In the case of the Assignor, any notices must be sent to: Rua Francisco Faria Lobato, nº 190, apt. 122, Centro, ZIP Code 37701-045, e-mail: .

5.9. Taxes. All taxes and contributions levied on any acts, facts and/or situations provided for in this Agreement, including those that must be subject to withholding by the paying source, must be borne by the respective taxpayer and/or tax responsible party, as the case may be, in compliance with the law in force in Brazilian territory.

5.10. Personal Data Protection. The Parties, by mutual agreement, comply with the duties and obligations regarding the personal data protection and undertake to process the Personal Data collected under this Agreement, if any, according to the applicable law, including, but not limited to, Law No. 12,965 dated as of 04.23.2014, Decree No. 8,771 dated as of 05.11.2016 (Internet Civil Rights Framework), Law No. 13,709 dated as of 08.14.2018 (“LGPD”), where and as applicable. The Parties must also ensure that their representatives, partners, directors, and employees comply with the provisions of the relevant legal instruments related to data protection, as provided for in the LGPD.

5.10.1. Each Party shall be individually responsible for complying with its obligations under the LGPD and any regulations subsequently issued by the competent regulatory authority. The Parties are liable to the competent authorities for their own acts and omissions that caused non-compliance with applicable laws and regulations.

5.11. Anti-corruption clause. Compliance. For the performance of this Agreement, neither party may offer, give, or commit to give, to anyone, or accept or commit to accept, from anyone, either on its own behalf or through another party, any payment, donation, compensation, financial or non-financial advantages, or benefits of any kind that create an illegal or corrupt practice under the laws of any country, directly or indirectly related to the purpose of this Agreement, or even in any way unrelated to this Agreement. They must also ensure that their agents and employees act in the same manner.

5.12. Specific Performance. All commitments and obligations assumed by the parties herein are subject to specific performance, pursuant to articles 497 and 815 et seq. of the Civil Procedure Code, with this Agreement serving as an instrument enforceable out of court, according to the article 784, III, also of the Civil Procedure Code.

5.13. Jurisdiction. The Parties hereby elect the Judicial district of Poços de Caldas, State of Minas Gerais to resolve any doubts, disputes, or controversies arising from this Agreement, to the exclusion of any other, however privileged it may be or may become.

In witness whereof, the parties execute this Agreement in two (2) copies, before the witnesses identified below.

Poços de Caldas, [...]

Assignor:
JJBF LTDA. p. Bruno Fagundes Flora Assignee:
ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA. p. João Paulo Agapito da Veiga Consenting Intervening Parties:
BRUNO FAGUNDES FLORA
GUSTAVO FAGUNDES FLORA Witnesses:

1.	2.
Name:	Name:
CPF:	CPF:

***

List of Annexes:

Annex I.: Authorizations and Main Characteristics of the Mineral Right.

Annex 1.1.4.: Instrument of Assignment of Mineral Right.

Annex 3.1.: Private Instrument of Fiduciary Sale of Mineral Right and Other Covenants.

Annex I.

to the Assignment Agreement for Mineral Right and Other Covenants, dated as of [...].

Authorizations and Main Characteristics of the Mineral Right.

Annex 1.1.4.

to the Assignment Agreement for Mineral Right and Other Covenants, dated as of [...].

Instrument of Assignment of Mineral Right.

Annex 3.1.

to the Assignment Agreement for Mineral Right and Other Covenants, dated as of [...].

Private Instrument of Fiduciary Sale of Mineral Right and Other Covenants.

PRIVATE INSTRUMENT OF FIDUCIARY SALE OF MINERAL RIGHT AND OTHER COVENANTS

By this private instrument, the parties identified below (each a “Party”, and collectively referred to as the “Parties”),

on the one hand, as Creditor,

JJBF LTDA., limited liability company with head office in the City of Poços de Caldas, State of Minas Gerais, at Estrada José Kentenich, s/n/, Zona Rural, ZIP Code 37719-000, enrolled with CNPJ under No. 20.684.296/0001-14, e-mail: , herein represented in compliance with its Articles of Association by its Director, Bruno Fagundes Flora, Brazilian citizen, single, control and automation engineer, Holder of Identity Card (RG) No. , enrolled with CPF under No. , resident and domiciled at , e-mail: , hereinafter referred to as “Creditor” or “JJBF”, indistinctly;

on the other hand, as Debtor,

ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA., limited liability company with head office in the Capital of the State of São Paulo, at Rua Professor José Leite e Oiticica, No. 530, Sala 03, Vila Gertrudes, ZIP Code 04705-080, enrolled with CNPJ under No. 43.093.229/0001-20, e-mail: , herein represented in compliance with its Articles of Association by its Director, Mr. João Paulo Agapito da Veiga, Brazilian citizen, single, businessman, holder of Identity Card (RG) No. , issued by DETRAN-RJ, enrolled with CPF under No. , resident and domiciled at , with business address in the Capital of the State of São Paulo, at Rua Professor José Leite e Oiticica, No. 530, Vila Gertrudes, ZIP Code 04705-080, e-mail: , hereinafter referred to as “Alpha”, “Debtor” or “Guarantor”, indistinctly;

whereas the Debtor is, as of this date, the sole and legitimate holder of the Mineral Right currently represented by the development concessions subject to the administrative proceeding registered with the National Mining Agency (the “ANM”) under No. 813.944/1971, with Development Concession Ordinance No. 8,053, dated as of 01.16.1979, and 313, dated as of 10.23.1997, in an area of 298.89ha, located in the City of Poços de Caldas, MG (the “Mineral Right”);

whereas, on this date, the Alpha and JJBF entered into the so-called “Assignment Agreement for Mineral Right and Other Covenants” (the “Agreement”), through which JJBF definitively and for consideration assigned and transferred the Mineral Right to Alpha, upon payment of the Purchase Price defined in item 2.1. of the Agreement (the “Purchase Price”);

whereas, pursuant to item 3.1. of the Agreement, the Debtor has undertaken, as collateral for the timely and complete payment of the Second Installment of the Purchase Price and the Third Installment of the Purchase Price, as provided for in 2.1.(b.) and 2.1.(c.) of the Agreement, to fiduciarily sell the Mineral Right in favor of the Creditor (the “Fiduciary Sale”), which must remain registered with the ANM until full payment of the Purchase Price;

the Parties resolve to enter into, for the purpose of implementing the aforementioned guarantee, this “Private Instrument of Fiduciary Sale of Mineral Right and Other Covenants” (the “Instrument”), which will be governed by the following clauses and conditions.

1. DEFINITIONS.

1.1 Defined terms. All terms and expressions used in this Instrument and in its Annex with their initials written in capital letters will have the same meanings assigned to them in the Agreement, unless otherwise defined in this Instrument.

2. FIDUCIARY SALE.

2.1 Secured obligation. As a guarantee of faithful, full, and timely fulfillment of the obligations assumed under the Agreement, the Debtor, irrevocably and irreversibly, pursuant to article 1,361 and related provisions of the Civil Code and article 66-B of Law No. 4,728 dated as of July 14, 1965, as amended from time to time, and ANM Resolution No. 90 dated as of 12.22.2022, fiduciarily assigns, in favor of the Creditor, the fiduciary ownership and indirect possession of all Mineral Right, in order to guarantee fulfillment of all obligations assumed under the Agreement, in particular, but not limited to, the obligation to pay the Second Installment of the Purchase Price and the Third Installment of the Purchase Price provided for in items 2.1.(b.) and 2.1.(c.) of the Agreement.

2.1.1 Scope. At any time and regardless of any formality, this Fiduciary Sale and the definition of Mineral Right shall cover all other rights registered with the ANM that result directly or indirectly from Mineral Right or are linked to the exploration of Ore and/or other minerals or resources, of any nature, within the area of the Mineral Right.

2.2 Commitment. Until the Secured Obligations, as defined below, are fully paid off, the Debtor hereby undertakes to: (i.) at all times maintain in fiduciary sale, hereunder, all (and no less than all) of the Mineral Right.

2.3 Validity. The fiduciary guarantee hereby established shall remain in full force and effect until (i) the Secured Obligations are fully complied with; or (ii) it is fully executed and the Creditor has received the proceeds from the foreclosure of the Mineral Right and, if applicable, the other Mineral Rights, definitively and indisputably.

2.4 Communication. The Creditor must, within ten (10) business days from the date any of the events set forth in 2.3. above occurs, send the Debtor a written notice (i.) attesting to the termination of this Instrument; and (ii.) authorizing the Debtor to release the Fiduciary Sale on the Mineral Right by registering its cancellation with the ANM.

2.5 Main characteristics. The main features of the obligations secured hereunder are described in Annex 2.5 to this Instrument (the “Secured Obligations”).

3. FORMALIZATION AND PERFECTION OF THE FIDUCIARY SALE.

3.1 Registration. The Debtor undertakes to file the application of fiduciary sale provided for herein with the ANM, in the Mineral Right transfer application, in compliance with articles 42 and 43 of Decree No. 9,406, dated as of 06.12.2018, expressly stating the restrictions and prohibitions provided for herein.

3.2 Preservation. The Debtor will comply with any other requirement of any applicable law, now in force or in the future, necessary for the establishment, improvement, preservation, and absolute priority of the Fiduciary Sale herein, providing the respective proof to the Creditor.

4. RIGHTS ASSOCIATED WITH THE SOLD MINERAL RIGHT.

4.1 Mineral Right. Until an Event of Default occurs, as defined below, the Debtor may freely exercise the economic rights linked to the Mineral Right or to Other Rights, provided that the provisions of this Instrument, the Agreement or set forth in any document related to the Secured Obligations are observed, in such a way as not to jeopardize the payment and full compliance with the Secured Obligations and the guarantee created herein.

5. ADDITIONAL OBLIGATIONS.

5.1 Obligations. Without prejudice to any other commitments and obligations set forth in this Instrument or in the Agreement, the Debtor hereby undertakes and agrees that:

5.1.1 without the prior written consent of the Creditor, it shall not (i.) sell, assign, transfer, confer, exchange, pledge, or, in any way, encumber or dispose of, or grant any option, guarantee, right, enter into an agreement or commitment relating to the Mineral Right; or (ii.) create or permit the creation of any lien, security interest, pledge, mandate, purchase agreement, restrictions, agreements, or any encumbrance or burden on the Mineral Right fiduciarily sold, or related thereto, except only for the encumbrance resulting from this Fiduciary Sale;

5.1.2 shall, at its own expense, defend the ownership, possession, and all rights associated with the Mineral Right fiduciarily sold against any claims and demands from third parties, and shall inform the Creditor within one (1) business day of any litigation or proceeding related to the Mineral Right fiduciarily sold;

5.1.3 when requested by the Creditor, it shall, at its own expense, perform all acts and sign any additional documents that may be reasonably required from time to time to enable the Creditor (i.) to protect the rights created hereunder; and (ii) to exercise any rights that may be granted to it hereunder;

5.1.4 it shall comply with the laws, rules, and regulations applicable to Mineral Right and adopt all necessary measures to ensure that the Creditor maintains its fiduciary ownership and absolute preference with respect to the Mineral Right;

5.1.5 it shall, immediately upon request by the Creditor in this regard, provide all information and evidence that the Creditor may request, at any time, regarding the Mineral Right fiduciarily sold;

5.1.6 may not, except with the prior and express authorization of the Creditor, enter into any agreement that could restrict the rights granted to the Creditor in this Instrument, or affect the Creditor’s ability to sell or otherwise dispose of the Mineral Right transferred after the occurrence of an Event of Default; and

5.1.7 must, after the occurrence of an Event of Default, comply with all instructions received in writing from the Creditor regarding the Mineral Right fiduciarily sold.

6. EVENT OF DEFAULT.

6.1 Event of Default. The Creditor may automatically and early consider the Secured Obligations payable in the event of any of the events regulated by law, or in the event of non-compliance by the Debtor with any obligations set forth in the Agreement or this Instrument (in either case, an “Event of Default”).

6.2 Consolidation of ownership. Subject to the provisions of this Agreement, in the event of an Event of Default, the Creditor, regardless of any formality, shall retain direct possession and full ownership of the Mineral Right fiduciarily sold and may, without prejudice to their other rights provided for herein, avail itself of applicable legal and contractual measures to satisfy their credit, as set forth in item 7 below.

7. FORECLOSURE OF WARRANTY.

7.1 Foreclosure. Subject to the provisions of article 1,365 of the Civil Code, in the event of an Event of Default, full ownership of the Mineral Right fiduciarily sold shall be consolidated in favor of the Creditor, and the Creditor may, regardless of any judicial or extrajudicial notice or notification, at its sole discretion, without prejudice to the other rights provided for herein, in the Agreement and in law, especially those provided for in article 66-B, paragraphs 3 and 4, of Law No. 4,728, dated as of July 14, 1965, dispose of, sell or cause to be sold or otherwise foreclose or dispose of the Mineral Right, publicly or privately, in whole or in part, regardless of auction, public auction or any other judicial or extrajudicial measure, and the Creditor shall also have the right to collect, demand and receive the proceeds of such sale, disposal or execution, using it to amortize or, if possible, settle any due and unpaid Secured Obligations and any and all expenses, costs, or taxes levied on the sale, disposal, foreclosure, or transfer of the Mineral Right or on the payment to the Creditor of the Secured Obligations, ultimately delivering any remaining balance to the Debtor.

7.2 Use of funds. The funds collected in accordance with the foreclosure procedures set forth in this item 7., including those owed for economic rights due from the exploitation of the Mineral Right between the date of the Event of Default and the date of receipt of the funds related to the foreclosure of the sold Mineral Right, as they are received, shall be immediately allocated to the Creditor. If the funds collected pursuant to the enforcement procedures provided herein are not sufficient to fully discharge the Secured Obligations, the Debtor will remain liable for the unpaid amount of the Secured Obligations.

7.3 Expenses. The amount of the Secured Obligations shall include the necessary expenses incurred by the Creditor, including taxes, charges, fees, commissions, attorney’s fees, and court costs or expenses, for the purpose of enforcing the security created by this Instrument.

7.4 Independence. The enforcement of the Mineral Right as provided herein shall be carried out independently and in addition to any other enforcement of real or personal security granted to the Creditor with respect to the Secured Obligations.

8. REPRESENTATIONS AND WARRANTIES.

8.1 Representations of the Debtor. The Debtor represents and warrants to the Creditor, as of this date:

8.1.1 it is a duly incorporated and validly existing company under Brazilian law, with full power, capacity, and authorization to enter into this Instrument and assume and fulfill the obligations set forth herein. The legal representative of the Debtor who signs this Instrument is fully capable of and possesses all the necessary corporate powers and authorizations to enter into and fulfill its provisions;

8.1.2 this Instrument is valid and enforceable in accordance with its terms and, upon (i.) fulfillment of the obligations set forth in Clause 2., and (ii.) the registrations and endorsements set forth in Clause 3., it will become fully effective;

8.1.3 the execution of this Instrument and the fulfillment of the obligations set forth herein do not (a.) violate (a.1.) its articles of association; or (a.2.) any law, regulation, or court, administrative, or arbitration decision that binds or is applicable to it and its assets; nor (b.) create or will create a default, nor imply or will imply an early maturity of any contract, instrument, agreement, loan, or relevant document to which it is a party;

8.1.4 all approvals, consents, authorizations, and measures of any nature necessary or mandatory for the due execution, validity, and fulfillment of this Instrument and for the creation and maintenance of the Fiduciary Sale on the Mineral Right have been obtained and are in full force and effect;

8.1.5 the Debtor is the legitimate and sole holder and owner of the Mineral Right fiduciarily sold, which is free and clear of any liens, guarantees, pledges, attachments, other fiduciary sales, options, preemptive rights, purchase commitments, restrictions, charges, debts, or any other conventional or legal encumbrances;

8.1.6 the Fiduciary Sale will create in favor of the Creditor a duly created, legal, valid, effective, and enforceable lien on the Mineral Right fiduciarily sold and on any funds or rights related thereto; and

8.1.7 there is no claim, demand, lawsuit, inquiry, administrative proceeding, or proceeding pending before any arbitrator, court, or any other authority regarding the Mineral Right or the Debtor that could affect the Fiduciary Sale herein or any of the provisions of this Instrument.

8.2 Validity. The representations and warranties provided above by the Debtor shall remain valid and shall subsist until the Secured Obligations are paid in full, and the Debtor shall be obligated to indemnify the Creditor and hold it harmless from any liability for any loss, direct damages, costs, and expenses of any kind, including attorney’s fees, provided they are duly proven and documented in writing, that may be incurred by the Creditor in connection with any falsehood, inaccuracy, incompleteness, or incorrectness regarding any representation or warranty provided by the Debtor in this Instrument.

9. VALIDITY.

9.1 Validity. This Agreement shall come into effect on the date of its execution and shall remain in effect until the Secured Obligations are fully fulfilled, as duly certified by the Creditor.

9.2 Release. Upon fulfillment, payment, and full discharge of the Secured Obligations, the Creditor will release the Fiduciary Sale established by this Instrument on the Mineral Right, by means of a written release instrument. The Debtor will be solely responsible for all costs and arrangements that may be necessary to cancel the Fiduciary Sale on the Mineral Right, including, without limitation, any registrations or endorsements required by applicable law.

10. MISCELLANEOUS.

10.1 Notices. All notices related to this Instrument must be made in writing, preferably by e-mail, or by registered mail with proof of receipt, or by notary public’s office or court, to the address indicated in the preamble or any other address that may be duly indicated in writing. In the case of the Assignor, any notices must be sent to: Rua Francisco Faria Lobato, nº 190, apt. 122, Centro, ZIP Code 37701-045, e-mail: .

10.2 Interpretation. The chapter and clause titles inserted herein are for convenience only and shall not affect the interpretation of the chapters and clauses to which they refer to. In this Instrument: (i.) any reference to a document, including the Instrument itself, shall be deemed a reference to all documents that subsequently amend or replace it; (ii.) the terms “include”, “includes”, and “including” are not restrictive; (iii.) references to any natural person or legal entity shall include their successors and heirs; (iv.) references to “days” shall be construed as references to calendar days.

10.3 Amendments. Amendments to this Instrument will only be valid when executed in writing and signed by the legal representatives of all Parties.

10.4 Waiver, Novation and others. The Parties and Consenting Intervening Parties represent and acknowledge that, except as expressly provided otherwise in this Instrument: (i.) the failure to exercise, the granting of a time limit, the forbearance, or the delay in exercising any right granted to them by this Instrument or by law will not create a waiver or novation of such rights, nor will it prejudice their eventual exercise; (ii.) the individual or partial exercise of these rights will not prevent the subsequent exercise of the remaining rights or the exercise of any other right; (iii.) the waiver of any of these rights will only be valid if formalized in writing; (iv.) the waiver of a right shall be interpreted restrictively and will not be considered a waiver of any other right granted by this Instrument or by law.

10.5 Invalidity and others. If any provision of this Instrument is deemed illegal, invalid, or ineffective, all remaining provisions not affected by such ruling shall prevail, and the Debtor shall be obliged to comply with all unaffected provisions and, pursuant to this instrument, to make payments for amounts not subject to dispute, depositing the disputed amounts in court. The Debtor further undertakes to negotiate in good faith and replace the affected provisions with others that, to the extent possible, (i.) reflect its original intent, the logic, and the economic content envisaged for each part of the transaction, and (ii.) are valid and binding. The content of the provision of this clause shall not affect or prevent the foreclosure and/or enforcement, at any time, of the Fiduciary Sale or other Guarantees granted under the Agreement.

10.6 Instrument enforceable. All commitments and obligations assumed in this Instrument by the Parties are subject to specific performance, according to the articles 497 and 815 et seq. of the Civil Procedure Code, with this Agreement serving as an instrument enforceable out of court, according to the article 784, III, of the Civil Procedure Code.

10.7 Costs. Any and all costs incurred due to the registration of this Instrument, as well as any amendments, in the competent registries, will be the sole responsibility of the Debtor.

10.8 Independence. By virtue of article 23 of Law No. 9,514 dated as of 11.20.1997, and article 1,361, §1, of the Civil Code, this Instrument creates an autonomous instrument, which may be registered separately, regardless of any other instruments related to the Assigned Economic Rights.

10.9 Governing Law. This Instrument shall be governed by and construed in accordance with the laws of the Federative Republic of Brazil.

10.10 Jurisdiction. The Parties hereby elect the Judicial district of Poços de Caldas, State of Minas Gerais to resolve any doubts, disputes, or controversies arising from this Agreement, to the exclusion of any other, however privileged it may be or may become.

In witness whereof, the Parties execute this instrument in three (3) copies of equal content, before two (2) undersigned witnesses.

Poços de Caldas, [...]

Creditor:

JJBF LTDA.

p. Bruno Fagundes Flora

Debtor:

ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA.

p. João Paulo Agapito da Veiga

Witnesses:

1.	2.
Name:	Name:
CPF:	CPF:

Annex 2.5.

to the Private Instrument of Fiduciary Sale of Mineral Right and Other Covenants, dated as of [...]

Characteristics of the Secured Obligations

1.
Value of Secured Obligations: the full Second Installment of the Purchase Price and the Third Installment of the Purchase Price, as set forth in 2.1.(b.) and 2.1.(c.) of the Agreement, each in the amount of five million US dollars (US$ 5,000,000.000), calculated based on the US$ (United States dollar) purchase price, as published by the Central Bank of Brazil on the business day immediately prior to the date of the respective payment.
2.
Payment: the Second Installment of the Purchase Price and the Third Installment of the Purchase Price must be paid by the Debtor to the Creditor in the manner provided for in the Agreement, i.e., within the maximum periods of twelve (12) and twenty-four (24) months after the maturity of the First Installment of the Purchase Price.
3.
Delay: payment of the Second Installment of the Purchase Price and the Third Installment of the Purchase Price after their maturity date will put the Assignor in default, regardless of any notice, summons or extrajudicial notice or notification, and (i.) the balance in BRL (Reais) due will be determined on the respective maturity date and, from said date onwards, this balance (in BRL) will be monetarily updated by the IPCA, “pro rata dies”, subject, further, to (ii.) a late payment fine of ten percent (10%) on the outstanding debt; and (iii) interest of one percent (1%) per month from the maturity date.
4.
Obligations of the Debtor: the obligations of the Debtor, in addition to the other obligations assumed under the Agreement, are: (i.) to adequately and regularly comply with all requirements set forth in current law and regulations arising from the exploration authorization, development concession, licensing, and permit for prospecting, especially those set forth in article 34 of the Regulation; (ii.) to faithfully comply with all requirements and/or notices issued by authorities regarding the Mineral Right, undertaking to collect costs and pay expenses of any kind necessary for the preservation, maintenance, or exploitation of the Mineral Right; (iii.) to refrain from conducting exploration or mineral extraction work in violation of the title obtained under the Mineral Right, as well as from committing any administrative infractions, including, but not limited to, those set forth in articles 55 to 69 of the Regulation; and (iv) not take any action, in court or out of court, that could result in the loss, extinction, or exhaustion, in whole or in part, of the Mineral Right.
5.
Guarantees: to ensure payment of any and all monetary obligations under the Agreement, a Fiduciary Sale has been established.

***

The other characteristics of the Mineral Right and the Purchase Price are described in the Agreement, the clauses, terms, and conditions of which the Fiduciary Sale expressly acknowledges and agrees with. All terms and expressions used in this Annex and in its

Annex with their initials written in capital letters will have the same meanings assigned to them in the Agreement, unless otherwise defined herein.

Annex 3.2.1.

to the Call Option Agreement for Mineral Right and Other Covenants, dated as of September 22, 2023.

Draft Instrument of Assignment of Mineral Right.

INSTRUMENT OF ASSIGNMENT OF MINERAL RIGHTS

Assignor: JJBF LTDA., limited liability company with head office in the City of Poços de Caldas, State of Minas Gerais, at Estrada José Kentenich, s/n/, Zona Rural, ZIP Code 37719-000, enrolled with CNPJ under No. 20.684.296/0001-14, e-mail: , herein represented in compliance with its Articles of Association by its Director, Bruno Fagundes Flora, Brazilian citizen, single, control and automation engineer, Holder of Identity Card (RG) No. , enrolled with CPF under No. , resident and domiciled at , e-mail: , hereinafter referred to as “Assignor” or “JJBF”, indistinctly;

Assignee: ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA., limited liability company with head office in the Capital of the State of São Paulo, at Rua Professor José Leite e Oiticica, No. 530, Sala 03, Vila Gertrudes, ZIP Code 04705-080, enrolled with CNPJ under No. 43.093.229/0001-20, e-mail: , herein represented in compliance with its Articles of Association by its Director, Mr. João Paulo Agapito da Veiga, Brazilian citizen, single, businessman, holder of Identity Card (RG) No. , issued by DETRAN-RJ, enrolled with CPF under No. , resident and domiciled at , with business address in the Capital of the State of São Paulo, at Rua Professor José Leite e Oiticica, No. 530, Vila Gertrudes, ZIP Code 04705-080, e-mail: , hereinafter referred to as “Alpha” or “Assignee”, indistinctly;

Consenting Intervening Parties: GUSTAVO FAGUNDES FLORA, described above; and GUSTAVO FAGUNDES FLORA, Brazilian citizen, married under full separation of property regime, doctor, holder of Identity Card (RG) No. , enrolled with CPF under No. , resident and domiciled at , e-mail: ;

whereas, the Assignor and the Assignee1 entered into the Assignment Agreement for Mineral Rights and Other Covenants (the “Agreement”), whose draft is an integral part of the Call Option Agreement for Mineral Right and Other Covenants (the “Call Option”), dated as of [...], through which the Assignor assigned and transferred2 to the Assignee the mineral right currently represented by the development concessions subject to the administrative proceeding registered with the National Mining Agency (the “ANM”) under No. 813.944/1971 (the “Mineral Right”);

By this private instrument and in accordance with the law, the Assignor and the Assignee, as identified above, resolve to enter into this Instrument of Assignment of Mineral Rights (“Assignment Instrument”), which will be governed by the clauses and conditions specified below:

Purpose. The assignment of the Mineral Right, free and clear of any liens, encumbrances, or restrictions, shall belong exclusively to the Assignee, including all rights and obligations, whether patrimonial or otherwise, inherent thereto, together with any and all rights, guarantees, privileges, preferences, prerogatives, and actions guaranteed by law.

1 Or “will enter into in the following days”, if the Agreement has not been executed.

2 Or “will assign and transfer”, if the Agreement has not been executed.

1. As previously and duly agreed upon by the Parties within the scope of the Call Option Agreement for Mineral Right and Other Covenants (the “Call Option”) and reflected in the text of the Agreement agreed between the Parties, in consideration for the payment of the Purchase Price defined and agreed upon therein, the Assignor irrevocably assigned the Mineral Rights to the Assignee.

2. The Assignee undertakes, effective this date, to pay any fees or expenses related to the Mineral Rights.

3. The Assignee, at its sole discretion and expense, will register this Assignment Instrument with the ANM, notary offices, or any other applicable agency. The Assignor undertakes to collaborate in any and all acts that may be necessary for the implementation of the registration referred to in this item, at the Assignee’s discretion, in order to enable the improvement of the assignment of Mineral Right, such as signing documents and/or petitions, making statements, appearing before the court, tribunal or any judicial authority, through its legal representatives, always aiming at the effective registration of this Assignment Instrument with the National Mining Agency and the transfer of the Mineral Right to the Assignee.

4. The Assignor reiterates, by signing this Assignment Instrument, the truthfulness, validity and effectiveness of all statements and documents made available to the Assignee and, with regard to its economic, financial and equity situation, declares that the assignment of the Mineral Right to the Assignee does not create a case of fraud against creditors, fraud of execution or presumption of fraud against tax authorities, at the Federal, State or Municipal levels, as provided for in article 158 of the Civil Code, in article 792 of the Civil Procedure Code and in article 185 of the National Tax Code, respectively, and other applicable rules.

5. The Consenting Intervening Parties sign this Assignment Instrument, as partners of the Assignor, expressly authorizing the performance of the legal transaction embodied herein, in accordance with articles 107, 219, and 220, all of the current Civil Code.

6. This Assignment Instrument does not change, replace, or cancel any other understandings or provisions of the Agreement. Capitalized terms and expressions that do not have a definition in this Assignment Instrument will have the definition established in the Agreement.

7. This Assignment Instrument will be construed and governed by the laws of the Federative Republic of Brazil in force. All disputes, controversies, and/or issues arising from or related to this Assignment Instrument shall be finally resolved in the District court of Poços de Caldas, State of Minas Gerais, chosen by mutual agreement of the Parties.

The Parties and the Consenting Intervening Parties enter into this Assignment Instrument in two (2) copies, before two witnesses below.

Poços de Caldas, [...]

JJBF LTDA.
p. Bruno Fagundes Flora

ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA.
p. João Paulo Agapito da Veiga

BRUNO FAGUNDES FLORA

GUSTAVO FAGUNDES FLORA

Witnesses:

1.	2.
Name:	Name:
CPF:	CPF:

Annex 3.2.2.

to the Call Option Agreement for Mineral Right and Other Covenants, dated as of September 22, 2023.

Draft Public Power of Attorney.

DRAFT

POWER OF ATTORNEY APPOINTING: JJBF LTDA, AS STATED BELOW:

KNOW all men by these presents, on September 18, 2023, in this City of Poços de Caldas, in the State of Minas Gerais, in the Second Notary Public’s Office, located at Rua Paraíba, 245 - Sala 02, e-mail: , the following appeared as grantor(s): JJBF LTDA, with head office at Estrada José Kentenich, s/n, Zona Rural district, Poços de Caldas, Minas Gerais, enrolled with CNPJ No. 20.684.296/0001-14; herein represented in compliance with its articles of association by its director, BRUNO FAGUNDES FLORA, Brazilian citizen, engineer, Identity Card No. , issued by MG, enrolled with CPF No. , single, of age, resident and domiciled at ; and GUSTAVO FAGUNDES FLORA, Brazilian citizen, businessman, Identity Card No. , issued by MG, enrolled with CPF No. , single, of age, resident and domiciled at ; party(ies) recognized as the one(s) I am dealing with, identified in light of the aforementioned identity document(s), presented in their original(s), and qualified herein in accordance with their own declaration(s). Next, by the grantor(s), free from error, fraud, coercion or any other type of defect in the existing legal transaction, I was told that, by this public instrument, they appoint their attorney(s): ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA, with head office at Rua Professor José Leite e Oiticica, No. 530, Vila Gertrudes district, São Paulo, São Paulo, enrolled with CNPJ No. 43.093.229/0001-20, herein represented in compliance with its articles of association by its director, João Paulo Agapito da Veiga, Brazilian citizen, single, businessman, Identity Card No. , issued by DETRAN-RJ, enrolled with CPF under No. , resident and domiciled at , with business address in the Capital of the State of São Paulo, at Rua Professor José Leite e Oiticica, No. 530, Vila Gertrudes, ZIP Code 04705-080; by this instrument, the Grantors appoint the Grantee as their attorney-in-fact, on an “in their own behalf” basis, on an irrevocable and irreversible basis, in compliance with the terms set forth in the Call Option Agreement for Mineral Rights and Other Covenants entered into on this date between the Grantors and the Grantee (the “Option”), in accordance with the rules of articles 683, 684, 685 and 686 of the Civil Code, with powers to, once the obligations set forth in item 3.1 of the Mineral Rights Call Option entered into between the Grantor and the Grantee have been regularly and timely fulfilled, in particular the regular exercise of the option and the payment of the First Installment of the Exercise Price, as defined in item 2.1.(a.) of the Option, perform any and all acts necessary to formalize the Mineral Rights call option, as described and characterized in Annex I to the Option, and may also (I.) sign individually, in the name and on behalf of the Grantors, the Mineral Right Assignment Instrument that is an integral part of the Option as its Annex 3.2.1., in addition to other documents necessary for the formalization of the assignment of the entire Mineral Right currently represented by the development concessions that are the subject of the administrative proceeding registered with the National Mining Agency (“ANM”) under No. 813.944/1971, with Development Concession Ordinance No. 8,053, dated as of 01.16.1979, and 313, dated as of 10.23.1997, for bauxite and clay ores, in an area of 298.89ha, located in the City of Poços de Caldas, MG, to the Grantee, and (II.) perform any and all acts necessary for the endorsement and/or registration of the Mineral Right Assignment Instrument that is an integral part of the Option as its Annex 3.2.1. before the ANM, notary offices or any other public or private body, being able to proceed in the name and instead of the Grantors to the adoption of any and all necessary measures for the registration of the assignment of the Mineral Right described and characterized in Annex I. to the Option. (III.) The

Grantee also has, under this Power of Attorney, the power to perform any acts necessary for the faithful and regular performance of this instrument. This power of attorney is irrevocable and irreversible, remaining in effect throughout the term of the Option, in accordance with articles 683, 684, 685, and 686, head provision and Sole paragraph. This Power of Attorney was granted “in its own name” to the Grantee as a condition for the execution of the Call Option. This mandate may only be used and will be effective for its intended purpose if the Grantee regularly exercises the call option provided for in the Option, including the necessary payment of the First Installment of the Exercise Price, as defined in item 2.1.(a.) of the Option, and the signing of the Instrument of Assignment of Mineral Right that is an integral part of the Option as its Annex 3.2.1. or the performance of any acts mentioned above before making said payment is prohibited. Capitalized terms used in this instrument that have not been defined herein shall have the same meaning as such terms in the Option. The powers granted herein are in addition to the powers granted by the Grantors to the Grantee under the Option or any other documents and do not nullify or revoke such powers. The Grantors hereby agree to ratify any act that the Grantee has performed within the scope of the powers granted by this Power of Attorney, when and if requested by the Grantee. The Grantee is authorized to delegate to a lawyer of his/her trust the powers granted through this power of attorney. This power of attorney shall be governed by and construed in accordance with the laws of the Federative Republic of Brazil. The documents required by Joint Provision 93/2020 of the CGJ/MG have been submitted and filed. OTHER DECLARATIONS: the grantor(s) declare(s) that the grantee’s complete qualification was provided by their own voice and that they verified it and found it to be completely accurate, thus irrevocably and irrevocably releasing this Office from such data; that the description of the powers/object(s) hereof are their sole responsibility, and they are civilly and criminally liable for its truthfulness and accuracy. Proof of these declarations must be demanded directly by the agencies and individuals concerned. FINAL CLARIFICATION: In compliance with the General Personal Data Protection Law, the parties: a) submit their personal data voluntarily; b) are aware that the data will be provided to mandatory feeding systems, such as CENSEC and similar, due to regulatory requirements; c) are aware that, given the public nature of notarial acts, a certificate of this instrument may be provided to third parties. - Amount: 1 - (Code: 1458-9 - ) - Fees: BRL 136.39; Recompe: BRL 8.18; Judicial Inspection Fee: BRL 45.44; ISS: BRL 6.82 - Total amount: BRL 196.83. Amount: 9 - (Code: 8101-8 - Filing) - Fees: BRL 75.51; Recompe: BRL 4.50; Judicial Inspection Fee: BRL 25.11; ISS: BRL 3.78 - Total amount: BRL 108.90. This is what they said, to which I attest, and they requested this instrument from me, which I drew up in my notes, in accordance with Article 215, paragraph 1, sub-item IV of the Civil Code, and, having found it to be in accordance, they granted, accepted, and signed it, waiving the presence of witnesses, in accordance with Article 215, paragraph 5 of the Civil Code, to which I attest. I, , Clerk, had it typed. I, , Notary Public, subscribe and sign it. (sgd)

BRUNO FAGUNDES FLORA

GUSTAVO FAGUNDES FLORA

Annex 4.2.1.

to the Call Option Agreement for Mineral Right and Other Covenants, dated as of

September 22, 2023.

Initial Due Diligence checklist

a.
Full copy of the ANM Administrative Proceeding under No. 813.944/1971;
b.
Mining Title;
c.
Proof of Payment of Financial Compensation for Mineral Exploration (“CFEM”) to date;
d.
Proof of Payment of Annual Fee per Hectare (“TAH”) through 2022;
e.
Debt Clearance Certificates before the ANM (listing any outstanding debts and those disputed in administrative proceedings that have not yet been registered);
f.
Environmental Licenses and Authorizations related to mining and processing, such as, but not limited to: environmental applications, licenses, and authorizations for vegetation removal and/or use of Permanent Preservation Areas (APP); proof of Legal Reserve and/or commitment to the state environmental system; environmental studies, including: EIA/RIMA, PCA/RCA, Environmental Impact Report, Environmental Performance Report and Monitoring List, Project Characterization Form, indication of areas to be used as environmental compensation, proof of payment or environmental compensation agreement, and commitment terms signed for licenses or permits granted;
g.
Copy of Agreements and Authorizations signed with Landowners;
h.
Certificate of all surface properties located within the polygon area of the ANM Administrative Proceeding under No. 813.944/1971, as well as neighboring properties used for disposal areas or other purposes; INCRA registration of surface properties;
i.
A Full copy of administrative proceedings before the ANM discussing any CFEM or TAH debts or a Clearance Certificate;
j.
A Full copy of Administrative proceedings before the Environmental and Water Resources Institute (INEMA) discussing any outstanding fees and/or fines resulting from notices for violations of environmental law or a clearance certificate;
k.
Documentation related to exploration in Mineral Right to date; and
l.
A copy of any Conduct Adjustment Instruments (TAC) entered into by the Grantor.

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